UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Universal Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 24, 2013

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the 2013 Annual Meeting of Shareholders (“Annual Meeting”) of Universal Insurance Holdings, Inc. (“Company,” “we” or “us”). The Annual Meeting will be held at 9:00 a.m., Eastern Daylight Time, on Thursday, June 6, 2013, at the Omni Hilton Head Oceanfront Resort, 23 Ocean Lane, Hilton Head, South Carolina 29928.

The shareholders will be asked to (i) elect eight directors, each to hold office until the 2014 annual meeting or until their successors have been elected and qualified; (ii) approve an amendment to the Second Amended and Restated 2009 Omnibus Incentive Plan to add 3,000,000 shares of common stock to the reserve available for new awards; (iii) approve the material terms of the performance goals for performance bonuses in each of the employment agreements of the newly appointed President and Chief Executive Officer, Senior Vice President and Chief Operating Officer and Chief Administrative Officer of the Company; and (iv) ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013. The Board of Directors has unanimously approved these proposals and we urge you to vote in favor of these proposals and in accordance with the Board of Directors’ recommendation on such other matters as may be submitted to you for a vote at the Annual Meeting.

We encourage you to vote, regardless of the number of shares you own. Please sign and return your proxy card in the enclosed postage-paid envelope, which is provided for your convenience. The return of your proxy card will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the Annual Meeting. We look forward to seeing you on June 6, 2013.

In addition to the proxy materials, enclosed is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission.

Sincerely,

Sean P. Downes
President and Chief Executive Officer

1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309

(954) 958-1200

UNIVERSAL INSURANCE HOLDINGS, INC.

1110 West Commercial Boulevard

Fort Lauderdale, Florida 33309

NOTICE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 6, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders (“Annual Meeting”) of Universal Insurance Holdings, Inc., a Delaware corporation (“Company,” “we” or “us”), will be held at 9:00 a.m., Eastern Daylight Time, on Thursday, June 6, 2013, at the Omni Hilton Head Oceanfront Resort, 23 Ocean Lane, Hilton Head, South Carolina 29928.

1.          To elect eight directors, each to hold office until the 2014 annual meeting or until their successors have been elected and qualified;

2.          To approve an amendment to the Second Amended and Restated 2009 Omnibus Incentive Plan to add 3,000,000 shares of common stock to the reserve available for new awards;

3.          To approve the material terms for the performance goals for performance bonuses in each of the employment agreements of the newly appointed President and Executive Officer, Senior Vice President and Chief Operating Officer and Chief Administrative Officer of the Company;

4.          To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013; and

5.          To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 17, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. A complete list of shareholders of record of the Company on the record date will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for the ten (10) day period prior to the Annual Meeting, at the executive offices of the Company, 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to the Company by mail. By submitting your proxy voting instructions promptly, you can help the Company avoid the expense of follow-up mailings to ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

In the event that there are not sufficient votes to approve any one of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.

IN ORDER TO SUBMIT PROXY VOTING INSTRUCTIONS PRIOR TO THE ANNUAL MEETING, COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen J. Donaghy, Secretary
Fort Lauderdale, Florida
April 24, 2013

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(continued)

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UNIVERSAL INSURANCE HOLDINGS, INC.

1110 West Commercial Boulevard

Fort Lauderdale, Florida 33309

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Universal Insurance Holdings, Inc., a Delaware corporation (“Company,” “we” or “us”), of proxies to be voted at the 2013 Annual Meeting of Shareholders (“Annual Meeting”) of the Company, to be held at the Omni Hilton Head Oceanfront Resort, 23 Ocean Lane, Hilton Head, South Carolina 29928, on Thursday, June 6, 2013 at 9:00 a.m., Eastern Daylight Time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements audited by Blackman Kallick, LLP and Plante & Moran, PLLC, is included. This Proxy Statement, Notice of Annual Meeting, accompanying proxy card and Annual Report are first expected to be posted together to www.universalinsuranceholdings.com/SEC-Filing on or about April 24, 2013.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated George R. De Heer as proxy for the Annual Meeting.

2.	What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating George R. De Heer as proxy to vote on your behalf.

3.	What is the difference between holding shares as a shareholder and as a beneficial shareholder?

If your shares are registered directly in your name with our registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a shareholder of record with respect to those shares.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

4.	How do I attend the meeting? What do I need to bring?

You need to bring a photo ID to gain admission.

If you are a beneficial owner, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of shares and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in response to question 5.

Please note that cameras and sound or video recording equipment will not be allowed in the meeting room.

5.	How can I vote at the meeting if I am a beneficial owner?

You will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not receive the legal proxy in time, you can follow the procedures described in the response to question 4 to gain admission to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting.

6.	What different methods can I use to vote?

By Written Proxy: All shareholders can vote by written proxy card. If you are a beneficial owner, you will receive a written proxy card or a voting instruction form from your broker, bank or other intermediary.

In Person: All shareholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they have a legal proxy, as described in response to question 5.

7.	What is the record date and what does it mean?

The record date for the Annual Meeting is April 17, 2013. The record date is established by the Board as required by the Delaware General Corporation Law and the Company’s bylaws. Owners of record at the close of business on the record date are entitled to:

•	receive notice of the Annual Meeting; and

•	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

8.	What securities will be voted at the Annual Meeting?

The securities to be voted at the Annual Meeting consist of (i) shares of common stock of the Company, $0.01 par value per share (“Common Stock”), with each share entitling its record owner to one vote, (ii) shares of Series M Preferred Stock of the Company, $0.01 par value per share (“Series M Preferred Stock”), with each share entitling its record owner to one vote and (iii) shares of Series A Preferred Stock of the Company, $0.01 par value per share (“Series A Preferred Stock”), with each share entitling its record owner to one vote. The holders of Series M Preferred Stock, voting separately as a series, are entitled to elect two directors. The holders of 90% of the outstanding shares of Series M Preferred Stock have advised us that they currently do not intend to exercise their right to elect two directors at the Annual Meeting. While the holders of the Series M Preferred Stock have not submitted any director nominees for inclusion in this Proxy Statement, such holders retain the right to elect two directors at the Annual Meeting. The holders of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one class, are entitled to elect the remaining directors.

The table below sets forth the number and classes of Company stock entitled to vote at the Annual Meeting.

Class of Voting Stock	Number of Record Holders as of the Record Date	Number of Shares Outstanding as of the Record Date	Amount of Votes Entitled to Be Cast as of the Record Date

Common Stock	49	39,694,948	39,694,948
Series M Preferred Stock	4	87,740	87,740
Series A Preferred Stock	2	19,950	19,950

The Company had no other voting securities outstanding on the record date.

9.	What shares are included on the proxy card?

Shareholders of Common Stock, Series A Preferred Stock and Series M Preferred Stock will receive one proxy card for all of the shares of Common Stock, Series A Preferred Stock and Series M Preferred Stock that they hold in certificate form and/or in book-entry form.

10.	What constitutes a quorum at the Annual Meeting?

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Series M Preferred Stock entitled to vote at the Annual Meeting for those matters where a separate vote of the Series M Preferred Stock is required, and of at least a majority of the total number of outstanding shares of the Common Stock, Series M Preferred Stock and Series A Preferred Stock entitled to vote at the Annual Meeting for those matters where the Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as a class, is required, is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the Annual Meeting, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice.

11.	What can I do if I change my mind after I vote my shares?

Shareholders can revoke a proxy prior to the completion of voting at the Annual Meeting by:

•	sending written notice to Stephen J. Donaghy, Secretary, Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309;

•	delivering a later-dated proxy; or

•

appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person (unless you are a beneficial owner without a legal proxy, as described in the response to question 5).

12.	Are votes confidential? Who counts the votes?

We will continue our practice of holding the votes of all shareholders in confidence from directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in the case of a contested proxy solicitation;

•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspector of the election to certify the results of the vote.

13.	What votes can I cast for the proposals?

With respect to Proposal 1, you may either (i) vote in favor of all nominees; (ii) vote in favor of specific nominees; (iii) withhold your vote with respect to all nominees; or (iv) withhold your vote with respect to specific nominees;

With respect to Proposals 2, 3 and 4, you may vote “For” or “Against,” or “Abstain” from voting.

14.	How many votes are needed for each proposal and how are the votes counted?

If a quorum is present at the Annual Meeting, the eight (8) nominees for election as directors who receive the greatest number of affirmative “For” votes at the meeting will be elected as directors (Item 1 on the Proxy Card).

The favorable vote of a majority of the votes cast on the proposal will be required:

•

FOR the approval of the amendment (“Plan Amendment”) to the Second Amended and Restated 2009 Omnibus Incentive Plan (“Second Amended and Restated Plan”) to add 3,000,000 shares of Common Stock to the reserve available for new awards (Item 2 on the Proxy Card);

•

FOR the approval of the material terms of the performance goals for performance bonuses in each of the employment agreements of the newly appointed President and Chief Executive Officer, Senior Vice President and Chief Operating Officer and Chief Administrative Officer of the Company (Item 3 on the Proxy Card);

•	FOR the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the fiscal year 2013 (Item 4 on the Proxy Card); and

•	FOR any other proposal that might properly come before the meeting.

15.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all director nominees as set forth in this Proxy Statement;

•	FOR the approval of the Plan Amendment;

•

FOR the approval of the material terms of the performance goals for performance bonuses in each of the employment agreements of the newly appointed President and Chief Executive Officer, Senior Vice President and Chief Operating Officer and Chief Administrative Officer of the Company; and

•	FOR the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the fiscal year 2013.

16.	What are abstentions and broker non-votes and how are they counted?

Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to any of the items presented in this Proxy Statement. Under the rules of the NYSE MKT LLC (“NYSE MKT”), on which shares of our Common Stock are traded, Item 4 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Items 1, 2 and 3 are not considered routine matters under NYSE MKT rules, and brokers will not be permitted to vote on Items 1, 2 and 3 if the beneficial owners fail to provide voting instructions.

17.	Who pays the cost in connection with the solicitation of proxies?

We will bear the cost of soliciting proxies in the enclosed form. Officers and regular employees of the Company may solicit proxies by a further mailing or personal conversations or via telephone or facsimile, provided that they do not receive compensation for doing so. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING OF UNIVERSAL INSURANCE HOLDINGS, INC. TO BE HELD ON JUNE 6, 2013

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are first expected to be posted together to www.universalinsuranceholdings.com/SEC-Filing on or about April 24, 2013.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our Board has the ultimate authority for the management of the Company’s business, objectives and operations. The Board selects our executive officers, delegates responsibilities for the conduct of day-to-day operations to those officers and monitors the performance of the officers.

Meetings of the Board are held regularly each quarter and as required. The Board held four (4) meetings during 2012. All of our directors attended at least 75% of the meetings of the Board and the committees on which they served during 2012.

We encourage our Board members to attend the Annual Meeting and expect that they will attend. All of our Board members attended the 2012 Annual Meeting of Shareholders.

Compensation of Directors

In 2012, we paid an annual directors’ fee of $85,000, paid monthly, to each director except Bradley I. Meier and Sean P. Downes. We also paid an annual fee of $15,000, paid monthly, to each non-employee chairman of a committee of our Board. We reimburse all directors for costs and expenses for attending Board meetings. We have entered into indemnification agreements with our executive officers and directors pursuant to which we have agreed to indemnify such individuals, to the fullest extent permitted by law, for claims made against them in connection with their positions as officers, directors or agents of the Company. Directors are also entitled to receive discretionary grants of non-qualified stock options under the Second Amended and Restated Plan.

Director Summary Compensation Table

The table below summarizes the compensation paid to our non-executive directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Norman M. Meier(1)	$85,000	$0	$85,000
Ozzie A. Schindler	$100,000	$0	$100,000
Reed J. Slogoff	$100,000	$0	$100,000
Michael A. Pietrangelo	$100,000	$0	$100,000
Joel M. Wilentz, M.D.	$85,000	$0	$85,000

(1)

Norman M. Meier acted as Secretary of the Company until February 22, 2013, when he resigned as Secretary and director of the Company. Mr. Meier received an annual salary of $20,000 in 2012 as Secretary. Such salary was deducted from the compensation Mr. Meier was otherwise entitled to receive as a director of the Company.

Class of Voting Stock	Number of Record Holders as of the Record Date	Number of Shares Outstanding as of the Record Date	Amount of Votes Entitled to Be Cast as of the Record Date

Common Stock	49	39,694,948	39,694,948
Series M Preferred Stock	4	87,740	87,740
Series A Preferred Stock	2	19,950	19,950

The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Scott P. Callahan, Sean P. Downes, Darryl L. Lewis, Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff, Jon W. Springer and Joel M. Wilentz, M.D., for election to the Board to serve as directors until the 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified. The nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that the nominees will be unavailable. If any nominee becomes unavailable for any reason, or if any vacancy in the slate of directors to be elected at the Annual Meeting should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee or to fill such vacancy on the Board.

The holders of Series M Preferred Stock, voting separately as a series, are entitled to elect directors to fill two director seats. Until February 22, 2013, these seats were held by Bradley I. Meier and Norman M. Meier, who collectively own 90% of the outstanding shares of Series M Preferred Stock. Bradley I. Meier resigned as Chairman, President and Chief Executive Officer as of February 22, 2013 and Norman M. Meier resigned as Secretary and director of the Company as of February 22, 2013. Messrs. Bradley Meier and Norman Meier have advised us that they currently do not intend to exercise their right to elect two directors at the Annual Meeting. While the holders of Series M Preferred Stock have not submitted any director nominees for inclusion in this Proxy Statement, they retain the right to elect two directors at the Annual Meeting.

The holders of Common Stock, the holders of Series M Preferred Stock and the holders of Series A Preferred Stock, voting together as one class, are entitled to elect directors to fill the seats currently held by Sean P. Downes, Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff, Jon W. Springer and Joel M. Wilentz, M.D. and to elect two additional director nominees, Scott P. Callahan and Darryl L. Lewis, all of whom the Board recommends for reelection or election to the Board. The eight (8) nominees for election as directors who receive the greatest number of affirmative “For” votes of the shares of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as a class at the Annual Meeting, will be elected as directors. If elected, all nominees are expected to serve until the 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE NOMINEES DESCRIBED ABOVE BE ELECTED AS DIRECTORS TO SERVE UNTIL THE 2014 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

Information Concerning the Board of Directors and Executive Officers

The current directors, new director nominees and executive officers of the Company are as follows:

Name	Age	Position	First Year as Director (Term Expires)
Scott P. Callahan (Director Nominee)	59	Director Nominee	NA
George R. De Heer	53	Chief Financial Officer, Principal Accounting Officer	NA
Stephen J. Donaghy	48	Chief Administrative Officer and Secretary	NA
Sean P. Downes (Director Nominee)	43	President, Chief Executive Officer and Director	2005 (2013)
Darryl L. Lewis (Director Nominee)	48	Director Nominee	NA
Michael A. Pietrangelo (Director Nominee)	70	Director	2010 (2013)
Ozzie A. Schindler (Director Nominee)	44	Director	2007 (2013)
Reed J. Slogoff (Director Nominee)	44	Director	1997 (2013)
Jon W. Springer (Director Nominee)	43	Senior Vice President, Chief Operating Officer and Director	2013 (2013)
Joel M. Wilentz, M.D. (Director Nominee)	78	Director	1997 (2013)

Biographical Information

Biographical information regarding our current directors, new director nominees and executive officers is as follows:

Directors

Scott P. Callahan is a new director nominee in 2013. Until his retirement in 2011, Mr. Callahan served as Executive Vice President of Everest Reinsurance Holdings, Inc. and Everest Reinsurance Company since 2002. Mr. Callahan also served as a director of Everest Reinsurance Company from 2001 to 2011, a director of Everest International Reinsurance, Ltd. from 2003 to 2007 and director of Everest Reinsurance (Bermuda), Ltd. from 2001 to 2007. Each of these entities is a direct or indirect subsidiary of Everest Re Group, Ltd., a provider of reinsurance coverage in the property and casualty reinsurance industry. Dating back to 1979, Mr. Callahan held various positions with subsidiaries and affiliates of Everest Re Group, Ltd. and its predecessor, Prudential Reinsurance Company. Mr. Callahan’s broad knowledge of the reinsurance industry will allow him to provide valuable perspective to our Board, particularly on matters related to the Company’s reinsurance program.

Sean P. Downes has been President and Chief Executive Officer of the Company since February 22, 2013, when Bradley I. Meier resigned from such positions. Prior to becoming President and Chief Executive Officer, Mr. Downes had been the Senior Vice President and Chief Operating Officer of the Company since January 2005 and Chief Operating Officer of Universal Property & Casualty Insurance Company (“UPCIC”), a wholly-owned subsidiary of the Company, since July 2003. Mr. Downes has served as a director of the Company since 2005 and as a director of UPCIC since 2003. Prior to joining UPCIC, Mr. Downes was Chief Operating Officer of Universal Adjusting Corporation, a wholly-owned subsidiary of the Company, from July 1999 to July 2003. During that time, Mr. Downes created the Company’s claims operation. Before joining a subsidiary of the Company in July 1999, Mr. Downes was Vice President of Downes and Associates, a multi-line insurance adjustment corporation.

Mr. Downes has over 24 years of experience in the insurance industry. As an experienced financial and operational leader within the insurance industry, Mr. Downes brings a broad understanding of the strategic priorities and operational demands facing the Company.

Darryl L. Lewis is a new director nominee in 2013. Mr. Lewis is an established trial attorney in Florida and throughout the southeast region of the United States. Mr. Lewis has been a shareholder with the law firm of Searcy Denney Scarola Barnhart & Shipley, P.A. since 2003. Mr. Lewis was named in the Best Lawyers in America publication in connection with this litigation practice. Mr. Lewis has been recognized in Florida Trend magazine as one of the “legal elite” and named in the South Florida Legal Guide as one of Florida’s top trial lawyers. Mr. Lewis proudly served in the U.S. Army Reserve as a Judge Advocate General (JAG) attorney. A native Kentuckian, Mr. Lewis earned a bachelor of science degree, summa cum laude, in Political Science from Kentucky State University and his law degree from the University of Kentucky. Mr. Lewis’ legal experience and deep knowledge of the Florida business market will make him a valuable member of our Board.

Michael A. Pietrangelo has been a director of the Company since March 2010. Since 1998, Mr. Pietrangelo has practiced law and has been of counsel to the firm of Pietrangelo Cook, PLC. Mr. Pietrangelo is admitted to the bars of the states of New York and Tennessee and the District of Columbia. He currently serves on the board of directors of MRI Interventions Inc., a publicly traded research and development company, and the American Parkinson Disease Association, a not-for-profit organization focused on serving the Parkinson’s community. Mr. Pietrangelo also serves as the managing partner of The Theraplex Company, LLC, a privately held skin care company. From 1994 until 1998, Mr. Pietrangelo served as President of Johnson Products Company, a subsidiary of IVAX Corporation. From 1990 to 1994, Mr. Pietrangelo was the President and Chief Executive Officer of CLEO, Inc. a subsidiary of Gibson Greetings, Inc. and manufacturer of specialized paper products. From 1967 to 1989, he served in a variety of legal and management roles at the Federal Trade Commission, Pfizer, Inc., Schering-Plough Corporation and Western Publishing Group.

Mr. Pietrangelo has valuable experience in corporate governance, legal and financial matters as a result of his participation as a lawyer, executive and director of privately held and public companies as well as non-profit organizations. This experience gives him perspective and knowledge as a member of our Board.

Ozzie A. Schindler has been a director of the Company since January 2007. Mr. Schindler serves as Chairman of the Company’s Audit Committee. Mr. Schindler is a shareholder with the law firm of Greenberg Traurig and specializes in international tax planning. He has an LL.M. in Taxation from New York University School of Law and graduated with honors from the University of Florida School of Law. Mr. Schindler graduated with high honors from the University of Florida Fisher School of Accounting. He is admitted to both the Florida and New York bars.

Mr. Schindler provides strong regulatory, accounting, financial, risk analysis, internal audit, compliance, corporate governance and administrative skills and experience to our Board.

Reed J. Slogoff has been a director of the Company since March 1997. Mr. Slogoff is currently a principal with Pearl Properties, LLC, a commercial real estate investment firm based in Philadelphia, Pennsylvania. Mr. Slogoff was formerly with Entercom Communications Corp., a publicly traded radio broadcasting company, and was previously a member of the corporate and real estate group of the law firm of Dilworth, Paxson, LLP. Mr. Slogoff received a B.A. with Honors from the University of Pennsylvania in 1990, and a J.D. from the University of Miami School of Law in 1993.

Mr. Slogoff provides valuable insight to our Board as a licensed attorney formerly engaged in private practice and as an experienced businessman in the commercial real estate industry. While practicing law, Mr. Slogoff advised clients on a variety of corporate, securities and finance matters and was involved in the public offering process, including an initial listing on the NYSE, and with other aspects of public company corporate matters.

Over the past approximately 12 years, Mr. Slogoff has been actively engaged in commercial real estate through his ownership and management of Pearl Properties, LLC. His day-to-day responsibilities include a variety of functions such as financial analysis, arranging, negotiating and obtaining financing, sourcing and negotiating acquisitions and managing portfolio insurance coverage. Mr. Slogoff’s responsibility with respect to insurance matters is particularly relevant to our insurance operations. Mr. Slogoff’s experience in addressing complex issues including corporate, finance and insurance matters translates to valuable insight on matters facing growing companies today.

Jon W. Springer was elected to our Board on February 22, 2013 to fill the vacancy created by Mr. Bradley I. Meier’s resignation. Mr. Springer also became Senior Vice President and Chief Operating Officer of the Company on such date. Mr. Springer was Executive Vice President of Universal Risk Advisors, Inc., a wholly-owned subsidiary of the Company, from June 2006 through March 2008, and had been the Executive Vice President of Blue Atlantic Reinsurance Corporation, a wholly-owned subsidiary of the Company, since March 2008. Before joining Universal Risk Advisors, Inc., Mr. Springer was an Executive Vice President of Willis Re, Inc. and was responsible for managing property and casualty operations in its Minneapolis office. Mr. Springer earned his Bachelors of Arts degree from Hamline University in 1992 with a double major in economics and business management.

Mr. Springer has extensive experience in the property and casualty insurance industry, including with respect to reinsurance arrangements. As an experienced leader in the industry, Mr. Springer has deep knowledge of the Company’s business and operational needs.

Joel M. Wilentz, M.D. has been a director of the Company since March 1997. Dr. Wilentz is one of the founding members of Dermatology Associates, founded in 1970, and of the Centers for Cosmetic Enhancement in Florida. He is a former member of the Board of Directors of the Neurological Injury Compensation Association (NICA) for the State of Florida. He is a former member of the Board of Directors of the Broward County, Florida Medical Association. He was the former President of the Broward County Dermatological Society. Dr. Wilentz is at present a member of the Board of Governors of Nova Southeastern University.

Dr. Wilentz’s general business acumen and deep understanding of the Florida business, professional and regulatory environment provides independent guidance to our Board on a wide variety of general corporate and strategic matters.

Officers are elected annually by the Board and serve at the discretion of the Board. All directors hold office until the next annual meeting of shareholders or the election and qualification of their successors. The Company has not received director candidate recommendations from the shareholders in the past and does not have a formal policy regarding consideration of such recommendations.

Executive Officers

Stephen J. Donaghy became the Secretary and Chief Administrative Officer of the Company on February 22, 2013. Prior to taking on such roles, Mr. Donaghy served as the Company’s Executive Vice President since October 2006 and its Chief Information Officer since November 2009. Before joining the Company, Mr. Donaghy held various executive positions at JM Family Enterprises, a private company, including Vice President of Strategic Initiatives, Vice President of Sales and Marketing and Senior Information Officer. Mr. Donaghy earned his undergraduate degree from Indiana University of Pennsylvania in 1986 with a major in finance, a concentration in monetary economics and a minor in accounting.

Sean P. Downes.    For biographical information on Sean P. Downes, see “Biographical Information - Directors.”

George R. De Heer became Chief Financial Officer and Principal Accounting Officer of the Company and its wholly-owned insurance subsidiaries effective October 1, 2010. Prior to becoming Chief Financial Officer and Principal Accounting Officer, Mr. De Heer served as the Company’s Vice President - Finance since October 2006. Mr. De Heer has more than 21 years of experience in the property and casualty insurance industry. Prior to joining the Company, Mr. De Heer was employed for 15 years by Bristol West Insurance Group, a national property and casualty insurance company. Mr. De Heer held various financial positions with Bristol West Insurance Group, rising to become its Vice President of Finance and Controller. Mr. De Heer earned his Bachelor of Arts degree from Lewis University in 1982 with a major in accounting.

Jon W. Springer.    For biographical information on Jon W. Springer, see “Biographical Information - Directors.”

We have entered into indemnification agreements with our executive officers and directors pursuant to which we have agreed to indemnify such individuals, to the fullest extent permitted by law, for claims made against them in connection with their positions as officers, directors or agents of the Company.

Committees and Corporate Governance

Board Leadership Structure

Our bylaws provide that the roles of Board Chairman and Chief Executive Officer may be filled by the same or different individuals, which provides the Board the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. Due to the resignation of Bradley I. Meier on February 22, 2013, the Board does not have a Chairman at this time.

Independence of Our Directors

SEC and NYSE MKT rules require that at least a majority of our directors be independent of the Company and management. The Board has determined that each of the following current directors is an “independent director,” as such term is defined by SEC and NYSE MKT rules: Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff and Joel M. Wilentz, M.D. The Board has also determined that our new director nominees, Scott P. Callahan and Darryl L. Lewis, will be “independent directors” should they be elected at the Annual Meeting. The Board does not have a lead independent director.

In addition, each of the Compensation Committee, Audit Committee and Nominating and Governance Committee is composed exclusively of non-employee directors that meet the relevant independence requirements established by the NYSE MKT.

The Board’s Role in Risk Oversight

The Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management our Company policies and guidelines to govern the process by which risk assessment and risk management are undertaken by management, including guidelines and policies to identify major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Governance Committee assists in managing risk by annually reviewing the composition of the Board and its committees, including with regard to director independence, by assessing the adequacy of our corporate governance policies and procedures and by making recommendations to the Board, as appropriate, regarding modifications to such policies and procedures. The Investment Committee considers risks related to the investment of the Company’s securities portfolio and reviews the performance of the portfolio, compliance with applicable state investment codes and regulations and adherence to the Company’s investment strategy. Each committee regularly reports to the Board. In addition, each year the Board reviews our reinsurance program by which we cede insurance risk to reinsurers.

Audit Committee

The Board has a separately designated Audit Committee, whose members are Ozzie A. Schindler, Reed J. Slogoff and Joel M. Wilentz, M.D., each of whom was determined by the Board to be independent under the applicable rules of the SEC and NYSE MKT. Mr. Schindler serves as chairman of the Audit Committee. The Board has determined that Ozzie A. Schindler is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee (i) recommends the firm to be appointed as the independent registered public accounting firm of the Company to audit the Company’s financial statements and to perform services related to the audit, (ii) reviews the scope and results of the audit with the independent registered public accounting firm, (iii) reviews the Company’s year-end operating results with management and the independent registered public accounting firm, and (iv) considers the adequacy of the internal accounting procedures.

The Audit Committee met separately four (4) times during 2012, in addition to seven (7) telephonic meetings, and the full Board, including the members of the Audit Committee, met four (4) times during the year to discuss the financial position of the Company, provide recommendations and guidance to management and evaluate strategies and financial opportunities and initiatives.

The Audit Committee operates under a written charter that was adopted by the Board on January 9, 2007. The Audit Committee Charter is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Audit Committee annually reviews its charter for changes, as appropriate.

Audit Committee Report

The Audit Committee reviews and makes recommendations to the Board concerning the reliability and integrity of the Company’s financial statements and the adequacy of its system of internal controls and processes to assure compliance with the Company’s policies and procedures, Code of Business Conduct and Ethics (“Code of Conduct”) and applicable laws and regulations. The Audit Committee annually recommends the Company’s independent auditor for appointment by the Board and ratification by the shareholders and evaluates the independence, qualifications and performance of the Company’s independent auditor. The Audit Committee also discusses with management the Company’s policies and procedures regarding risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and manage such exposures to be within the Company’s risk tolerance. The Audit Committee establishes procedures for and oversees receipt, retention, and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2012, which include the balance sheets of the Company as of December 31, 2012 and 2011, and the related statements of income, shareholders’ equity and cash flows for the years ended December 31, 2012, 2011 and 2010 and the notes thereto (collectively, “Audited Financial Statements”).

The Audit Committee of the Board is composed of the three directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under the applicable rules of the SEC and NYSE MKT.

The Audit Committee has reviewed and discussed the Company’s Audited Financial Statements with management. The Audit Committee has discussed with Plante & Moran, PLLC, our independent registered public accounting firm for 2012, the matters required to be discussed in accordance with the Statement on Auditing Standards No. 61, Communicating with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, and matters related to the conduct of the audit of the Audited Financial Statements. The Company’s former accounting firm, Blackman Kallick, LLP, merged with and into Plante & Moran, PLLC effective July 1, 2012, with Plante & Moran, PLLC being the surviving entity. For the purposes of this Audit Report, “Plante & Moran, PLLC” refers to the surviving entity for the time period on and after July 1, 2012 and Blackman Kallick, LLP for the time period prior to such date.

The Audit Committee has received written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Plante & Moran, PLLC its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SUBMITTED BY THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Ozzie A. Schindler	Reed J. Slogoff	Joel M. Wilentz, M.D.

Compensation Committee

The Board has a separately designated Compensation Committee to assist the Board in executive compensation matters. The Compensation Committee consists of Reed J. Slogoff, Michael A. Pietrangelo and Joel M. Wilentz, M.D., each of whom was determined by the Board to be independent under the applicable rules of the SEC and NYSE MKT. Mr. Slogoff serves as chairman of the Compensation Committee. Among its duties, the Compensation Committee assists the Board in discharging its responsibilities relating to corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of executive officers in light of those goals and objectives and determining compensation based on such evaluation. The Compensation Committee met separately four (4) times during 2012, in addition to three (3) telephonic meetings. The Compensation Committee operates under a written charter that was adopted by the Board on March 13, 2007. The Compensation Committee Charter is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Compensation Committee annually reviews its charter for changes, as appropriate.

Nominating and Governance Committee

The Board has a separately designated Nominating and Governance Committee, whose members are Michael A. Pietrangelo, Ozzie A. Schindler and Joel M. Wilentz, M.D., each of whom was determined by the Board to be independent under the applicable rules of the SEC and NYSE MKT. Mr. Pietrangelo serves as chairman of the Nominating and Governance Committee. The Nominating and Governance Committee (i) assists the Board by identifying individuals qualified to become Board members and recommends to the Board nominees for the next annual meeting of shareholders and to fill vacancies in membership of the Board as they occur, (ii) recommends to the Board nominees for each committee of the Board, and (iii) considers matters relating to corporate governance generally, including assessing the adequacy of our corporate governance policies and procedures and making recommendations to the Board, as appropriate, regarding modifications to such policies and procedures and our certificate of incorporation and bylaws. The Nominating and Governance Committee also oversees the director self-evaluation process.

The Nominating and Governance Committee and the Board maintain no formal policy regarding Board membership but view diversity expansively and consider, among other things, functional areas of experience, educational background, employment experience and leadership performance as well as those intangible factors that may be deemed appropriate to develop a heterogeneous and cohesive Board such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties, and likelihood that he or she will be willing and able to serve on the Board for a sustained period.

The Nominating and Governance Committee has not established a set process for shareholders to recommend director candidates to the Nominating and Governance Committee. Given the size of our Company, the Nominating and Governance Committee believes that this is appropriate.

The Nominating and Governance Committee met separately one (1) time during 2012, in addition to one (1) telephonic meeting. The Nominating and Governance Committee operates under a written charter that was adopted by the Board on May 11, 2011. The Nominating and Governance Committee Charter is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Nominating and Governance Committee annually reviews its charter for changes, as appropriate.

Investment Committee

The Board has a separately designated Investment Committee to assist in reviewing investment strategies and transactions made in connection with the Company’s investment portfolio. The Investment Committee members are Sean P. Downes, Michael A. Pietrangelo and Reed J. Slogoff. Bradley I. Meier resigned as a member and chairman of the Investment Committee effective February 22, 2013. The Investment Committee does not currently have a chairman. The Investment Committee’s responsibilities include monitoring (i) whether the Company has adopted and adheres to a rational and prudent investment strategy, (ii) whether investment actions are consistent with the Company’s investment strategy, financial objectives and business goals, (iii) compliance with legal and regulatory requirements pertaining to investment and capital management, (iv) the competence and performance of the Company’s third-party investment advisors, and (v) such other matters as the Board or the Investment Committee deems appropriate. The Investment Committee does not make operating decisions about market timing, sector rotation or security selection, which are the responsibilities of management and the Company’s third-party investment advisors.

The Investment Committee met separately three (3) times during 2012. The Investment Committee operates under a written charter that was adopted by the Board on March 9, 2012. The Investment Committee Charter is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Investment Committee annually reviews its charter for changes, as appropriate.

Code of Business Conduct and Ethics

We adopted the Code of Conduct on December 5, 2008 that is applicable to all of our directors, officers and employees. The Code of Conduct is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Code of Conduct will be reviewed annually for changes, as appropriate.

Shareholder Communications

We have not established a set process for shareholders to send communications to the Board. Given the size of our Company, the Board believes that this is appropriate.

Compensation Committee Interlocks and Insider Participation

Michael A. Pietrangelo, Reed J. Slogoff and Joel M. Wilentz, M.D. served as members of the Compensation Committee during calendar year 2012. There are no Compensation Committee interlocks.

Certain Relationships and Related Party Transactions

Our Code of Conduct addresses related party transactions, including transactions between the Company and our directors or executive officers, or their respective family members.

Pursuant to the Code of Conduct, directors, officers and employees must notify the Chairman of the Audit Committee and the Chairman of the Board in writing of the existence of any relationship or transaction that may pose an actual or potential conflict of interest. Transactions between the Company and any of our executive officers or directors, and their respective family members, require the approval of a majority of disinterested directors. With respect to all other employees, outside legal counsel, acting independently, or the Board may determine whether a conflict exists. Any waivers of this policy as to an officer or director may only be approved by the Board.

The following discussion sets forth the relationships and transactions known by management at this time to involve the Company or its subsidiaries and our directors or executive officers, or their respective family members, or the beneficial owners of more than 5% of any class of our outstanding stock. In each case, pursuant to the Code of Conduct, these relationships and transactions have been disclosed to the Board and a disinterested majority of the Board has approved the transaction or, in the case of an ongoing relationship that was presented to the Board, permitted the continuation and renewal of such relationship.

Downes and Associates, a multi-line insurance adjustment corporation based in Deerfield Beach, Florida, performs certain claims adjusting work for UPCIC. Downes and Associates is owned by Dennis Downes, who is the father of Sean P. Downes, President and Chief Executive Officer of the Company. During 2012, 2011 and 2010, we paid claims adjusting fees of $623,000, $753,000 and $480,000, respectively, to Downes and Associates. All such amounts paid to Downes and Associates are no less favorable to the Company than can be obtained from third parties on an arm’s-length basis.

Norman M. Meier, former director and Secretary, and Bradley I. Meier, former Chairman, President and Chief Executive Officer, are father and son, respectively. There are no other family relationships among our current or former executive officers and directors.

On February 22, 2013, Bradley I. Meier resigned as Chairman, President and Chief Executive Officer of the Company. Mr. Meier is the beneficial owner of more than 5% of the outstanding shares of each of our Common Stock and Series M Preferred Stock. Effective as of February 22, 2013, Mr. Meier and the Company entered into a Founder and Adviser Agreement (“Adviser Agreement”) pursuant to which Mr. Meier will provide advisory and consulting services to the Company. Pursuant to the Adviser Agreement, Mr. Meier will be paid an annual base salary of $575,000 and will receive health and welfare benefits, an automobile allowance and reimbursement for travel, entertainment, mobile phone and related expenses. In addition, Mr. Meier will receive payment of his accrued vacation time in two installments, but will not accrue any additional vacation time in his new role. The Adviser Agreement contains nondisparagement, noncompete, nonsolicitation and confidentiality provisions and is effective through December 31, 2015.

On April 1, 2013, the Company entered into a repurchase agreement with Mr. Meier, as a principal shareholder of the Company (“Repurchase Agreement”). Pursuant to the Repurchase Agreement, the Company agreed to repurchase an aggregate of 4,000,000 shares of Common Stock owned by Mr. Meier. The initial repurchase of 2,000,000 of Mr. Meier’s shares occurred on April 1, 2013 for a repurchase price of $4.02 per share, representing a discount from the current market price of the Common Stock on such date. The Company has agreed to repurchase an additional 2,000,000 of Mr. Meier’s shares on or before June 1, 2013 for the same repurchase price of $4.02 per share. Mr. Meier also granted the Company a right of first refusal on any future sale or transfer for value of his shares of Common Stock to a third party through December 31, 2014.

On February 22, 2013, Norman M. Meier resigned as Secretary and director of the Company. Mr. Meier is the beneficial owner of more than 5% of the outstanding shares of each of our Series A Preferred Stock and Series M Preferred Stock. The Company and Mr. Meier entered into an employment agreement dated as of February 22, 2013 (“Norman Meier Employment Agreement”) pursuant to which Mr. Meier will provide marketing advisor services to the Company on a part-time basis. Pursuant to the Norman Meier Employment Agreement, Mr. Meier is entitled to receive an annual base salary of $85,000 and an annual bonus to be determined by the Company in its sole discretion, to participate in the Company’s health benefits plans and equity incentive plans and to receive reimbursement for certain business expenses. The Norman Meier Employment Agreement contains nondisparagement, noncompete, nonsolicitation and confidentiality provisions. The Norman Meier Employment Agreement is effective through December 31, 2017 and is renewable annually thereafter upon the mutual agreement of Mr. Meier and the Company until December 31, 2022.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the Company’s executive compensation program and reviews actions taken by the Compensation Committee concerning the 2012 compensation of our President and Chief Executive Officer (“Chief Executive Officer”), Senior Vice President and Chief Operating Officer (“Chief Operating Officer”) and Chief Financial Officer and Principal Accounting Officer (“Chief Financial Officer”) (collectively, the “Named Executive Officers”). We also discuss the transition of Sean P. Downes from Chief Operating Officer to Chief Executive Officer and the appointments of Jon W. Springer as Chief Operating Officer and Stephen J. Donaghy as Chief Administrative Officer, each effective as of February 22, 2013.

The Compensation Committee oversees our compensation program for our Chief Executive Officer, Chief Operating Officer and Chief Administrative Officer. The Compensation Committee also provides guidance to the Chief Executive Officer regarding his recommendations for the compensation of all other executive officers. In making its decisions, the Compensation Committee takes into account, among other things, the Company’s performance, shareholder alignment, individual employee performance and the Company’s executive succession and retention needs.

Objectives and Overview

The objectives of our compensation programs are to:

Drive superior performance — Encourage our executive officers to achieve sound, profitable growth through prudent but effective execution of the elements of the Company’s growth strategy;

Focus on long-term success — Provide a significant portion of executive compensation through programs linked to the Company’s long-term success as incentives to help maximize shareholder return; and

Attract and retain key executives — Retain key existing talent whose continued employment we judge to be crucial to the Company’s success and growth and to attract and retain new talent.

The following table outlines the major elements of compensation in fiscal year 2012 for the then Chief Executive Officer, Bradley I. Meier, and Chief Operating Officer, Sean P. Downes, and for 2013 for the current Chief Executive Officer, Mr. Downes, Chief Operating Officer, Mr. Springer, and Chief Administrative Officer, Mr. Donaghy:

Elements of Compensation		Description	Purpose
Short-Term Compensation	Base Salary

Fixed annual compensation set from year to year under terms of existing employment agreements (see “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control” below)

To attract and retain talent
	Performance-Based Cash Incentive	An annual opportunity with actual payouts measured as a percentage of pre-tax income or after-tax profit

To focus management on short-term (one (1) year) financial results in the measure most commonly used by shareholders and to provide for qualified performance-based compensation that is deductible for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)

Long-Term Incentive Compensation	Non-qualified stock options granted at fair market value and restricted stock grants

Options give the holder the right to receive a number of shares of Common Stock at an exercise price equal to the fair market value on the date the option was granted; Restricted stock gives the holder the right to the value of shares at the time of vesting and directly aligns the interests of our investors and our executives

To motivate executives to drive long-term increases in Common Stock market price
Benefit Plans	401(k), Life Insurance and Medical Benefits	Standard benefit plans provided by similar companies	To provide market-competitive benefits
Perquisites	Auto Allowance	An allowance of up to $7,500 per year toward the acquisition or use of an automobile	To serve as an additional employment incentive

Original Employment Agreements with the Chief Executive Officer and Chief Operating Officer

The Company entered into employment agreements with Mr. Meier, as Chief Executive Officer, and Mr. Downes, as Chief Operating Officer, several years ago, which agreements have been amended from time to time (“Original Employment Agreements”). The Original Employment Agreements were effective through February 22, 2013. The Original Employment Agreements established the base salary and annual performance incentives applicable to each executive and provided the principal framework for the cash compensation paid to Messrs. Meier and Downes for 2012. The Original Employment Agreements are more fully described below at “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control.”

At the time the Company entered into the Original Employment Agreements with Mr. Meier and Mr. Downes, it was creating and developing internal capabilities for underwriting, claims processing, premium setting, investing and reinsurance placement. The Company has continued to improve and refine those processes and, over the past few years, has expanded the states in which it writes homeowners’ insurance policies. In addition, as the Company’s operations expanded, Messrs. Meier and Downes assumed more diverse functions within the Company. During 2012, in our judgment, Mr. Meier and Mr. Downes were the individuals most responsible for continued development and implementation of our business strategy and were the individuals most responsible for our accomplishments.

Our rationale for entering into the Original Employment Agreements with Messrs. Meier and Downes and their continuation includes the following:

—

Recognizing that in 2012, Messrs. Meier and Downes were our two key employees, responsible for many major business functions, including investment of reserves, regulatory compliance in multiple states, the processes for developing the proprietary models and the methods for underwriting, claims, reinsurance and investment as well as development of the broker network in Florida and other states;

—

Recognizing the unique and deep institutional knowledge of Messrs. Meier and Downes and their respective contributions in internalizing the Company’s operations, including marketing strategies, agent incentive and management, policy development, risk management, claims, reinsurance analysis, rating engine, investment analysis and broker relations which enabled, among other things, the rapid mobilization of marketing programs in newly licensed states;

—	Rewarding past and continued performance in the establishment and profitable growth of the insurance business by Messrs. Meier and Downes;

—

Recognizing that, entering into 2012, the continued growth of the Company was dependent on the services of Messrs. Meier and Downes in their respective capacities as Chief Executive Officer and Chief Operating Officer; and

—	Differentiating compensation based on experience, responsibilities and performance levels among our executives.

As noted above, the Original Employment Agreements established the compensation framework for each of Mr. Meier and Mr. Downes for 2012.

2012 Compensation Based on the Original Employment Agreements

Base Salary

The Original Employment Agreements with each of Mr. Meier and Mr. Downes contemplated an annual base salary increase of 20% each year. In 2012, Mr. Meier agreed to limit his annual salary increases to 7.25% for 2012, 2013 and 2014, and Mr. Downes agreed to limit his annual salary increases to 7.25% for years after 2012. These provisions in the Original Employment Agreements formed the basis for the salary increases for 2012 for each of Mr. Meier and Mr. Downes reported in the Summary Compensation Table below.

Incentive Bonus Compensation

The Original Employment Agreements entitle each of Mr. Meier and Mr. Downes to receive an annual incentive performance bonus equal to a specified percentage of the Company’s pre-tax income. The Original Employment Agreements use pre-tax income because pre-tax income reflects the synthesis of the elements necessary to successfully operate and grow the Company’s business and is a measure commonly used by investors to evaluate our operational success. The annual cash incentives paid to Mr. Meier and Mr. Downes for 2012 were $2,229,494 and $1,709,621, respectively.

Long-Term Equity Incentive Compensation

The Compensation Committee does not use a specific formula to calculate the number of options or restricted shares that it awards to executives nor does it explicitly set future award levels or opportunities on the basis of what the executives earned from prior awards. While the Compensation Committee takes past awards into account, it does not base future awards solely in view of those past awards. In determining the specific amounts to be granted to each employee, the Compensation Committee will consider factors such as the executive’s position, his or her contribution to the Company’s performance, and the overall package of cash and equity compensation for the executive.

The Compensation Committee did not award any long-term incentive compensation to Mr. Meier or to Mr. De Heer for 2012. In 2012, the Compensation Committee awarded Mr. Downes two long-term incentive grants under the Second Amended and Restated Plan: a restricted stock grant in August 2012 covering 650,000 shares of Common Stock, and an option grant in September 2012 covering 500,000 shares of Common Stock. These grants are reported in the Summary Compensation Table below. These grants were intended to provide Mr. Downes with a greater equity ownership in the Company and, in part, to replace the 20% automatic increases in his base compensation contemplated by his Original Employment Agreement.

Perquisites and Fringe Benefits

Our executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage. We provided an automobile allowance of $7,500 per annum to each of Mr. Meier and Mr. Downes during 2012. We believe that our executives should be able to provide for their retirement needs from the total annual compensation they earn based on the Company’s performance. Accordingly, other than an employer matching contribution to the accounts of certain Named Executive Officers under the Company’s 401(k) Plan (as defined herein), which is the same matching contribution rate that the Company provides all eligible full-time employees, the Company does not offer executives any qualified or nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.

The Compensation Committee set overall compensation for Messrs. Meier and Downes for 2012 based upon the framework established by each executive’s Original Employment Agreement and, therefore, did not utilize comparator groups or bench-marking data in making compensation decisions for these executives. During 2012, the Compensation Committee did not retain the services of a compensation consultant.

New Employment Agreements with the Chief Executive Officer, Chief Operating Officer and Chief Administrative Officer

Effective February 22, 2013, Mr. Meier resigned from his positions as Chairman, President and Chief Executive Officer of the Company to pursue opportunities outside the residential homeowners’ insurance industry. Also effective February 22, 2013, the Board appointed Mr. Downes as Chief Executive Officer of the Company, Mr. Springer as Chief Operating Officer of the Company and Mr. Donaghy as Chief Administrative Officer of the Company. Mr. Downes has been employed in an executive capacity by the Company or its insurance affiliates since 2003 and had been the Company’s Senior Vice President, Chief Operating Officer and a director since 2005. Mr. Springer had been Executive Vice President of Blue Atlantic Reinsurance Corporation since 2008 and from 2006 through 2008 was the Executive Vice President of Universal Risk Advisors, Inc., each a wholly-owned subsidiary of the Company. Mr. Donaghy served as Executive Vice President of the Company since October 2006 and since November 2009 served as the Company’s Chief Information Officer.

Effective February 22, 2013, the Company entered into an amended and restated employment agreement with Mr. Downes (“Downes New Employment Agreement”) which provides for continuity in leadership and leadership transition and forms the framework for his compensation with the Company through 2015. Effective February 22, 2013, the Company entered into a new employment agreement with Mr. Springer (“Springer Employment Agreement”) which provides the framework for his compensation through the end of 2014. Each of the Downes New Employment Agreement and the Springer Employment Agreement was filed in its entirety with the SEC as an exhibit to the Company’s Form 8-K, dated as of February 22, 2013. Effective February 22, 2013, the Company entered into a new employment agreement with Mr. Donaghy (“Donaghy Employment Agreement”) which provides the framework for his compensation through the end of 2014. The Donaghy Employment Agreement was filed in its entirety with the SEC as an exhibit to the Company’s Form 8-K, dated as of March 21, 2013. The Downes New Employment Agreement, Springer Employment Agreement and Donaghy Employment Agreement are collectively referred to in this Proxy Statement as the “New Employment Agreements.”

In negotiating the New Employment Agreements, the Compensation Committee was guided by the following principles and limitations:

Content of Each Executive’s Prior Employment Agreements. The principles underlying each executive’s prior employment agreement with the Company formed the basis for the New Employment Agreements, as the Compensation Committee was mindful of each executive’s critical importance to the ongoing success of our business and the rights and entitlements of each executive under his prior employment agreement.

Limited Term. Given the continuing evolution of our business and the changing roles of Messrs. Downes, Springer and Donaghy in helping the Company to achieve its goals, the Committee wanted to enter into only fixed-term contracts (three years for Mr. Downes; two years for Messrs. Springer and Donaghy) that did not obligate the Company to pay severance in the event of non-renewal of the contract at the expiration of the term.

Pay for Performance. The New Employment Agreements contemplate that a substantial portion of each executive’s compensation is performance based either in the form of annual incentives based on pre-tax income or after-tax profit or through long-term restricted stock grants whose value to the executive is directly tied to share price. The New Employment Agreements also limit annual salary increases to 7.25%.

Double-Trigger Change in Control Protections. The Compensation Committee required that the New Employment Agreements provide for severance protections in the context of a change in control only if the executive’s employment is terminated following the change in control. This is a substantial change from the Original Employment Agreement with Mr. Downes. The New Employment Agreements also continue the Compensation Committee’s past practice of not providing tax gross-ups.

Advisory Votes on Compensation

The Board recognizes the fundamental interest that our shareholders have in the compensation of our executive officers. At the 2011 Annual Meeting of Shareholders, our shareholders approved, on an advisory basis, the compensation of our Named Executive Officers (a “say-on-pay proposal”) as disclosed in the proxy statement for such meeting. Our shareholders approved the say-on-pay proposal by the affirmative vote of 80% of the shares cast on that proposal. The Compensation Committee believes that this affirms our shareholders’ support of the Company’s approach to executive compensation, and did not change its approach in fiscal year 2012. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our executive officers.

Also at the 2011 Annual Meeting of Shareholders, our shareholders had the opportunity to cast an advisory vote (a “say-on-frequency proposal”) on how often the Company should include a say-on-pay proposal in its proxy statement. Based on our shareholders’ vote on the say-on-frequency proposal, the Board determined that we will hold shareholder say-on-pay advisory votes on executive compensation once every three years, with the next say-on-pay advisory vote to be held at the 2014 Annual Meeting of Shareholders.

Tax Considerations

Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our executive officers may be limited to the extent that it exceeds $1.0 million in any one (1) year. The Company can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m). For the performance bonuses of Messrs. Downes, Springer and Donaghy, as set forth in the New Employment Agreements, to qualify as “performance-based compensation,” the performance-based formulas used to determine them must be approved by our shareholders, which approval is requested pursuant to Proposal 3 contained in this Proxy Statement. We reserve the right to pay compensation that is not deductible. A substantial portion of the compensation paid or awarded to Messrs. Meier and Downes in 2012 and under the Downes New Employment Agreement is not deductible by operation of Section 162(m). For 2012, the Company paid approximately $1.7 million in compensation to Mr. Meier and approximately $1.2 million in compensation to Mr. Downes under their respective Original Employment Agreements that was not deductible by operation of Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Michael A. Pietrangelo	Reed J. Slogoff	Joel M. Wilentz, M.D.

Summary Compensation Table

The following table sets forth the compensation paid to or earned by the Named Executive Officers during each of the Company’s last three fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Bradley I. Meier Chief Executive Officer, President and Director	2012 2011 2010	$2,707,988 $1,999,225 $1,667,096	— — —	— — —	— $522,570 $256,550	$2,229,494 $1,411,589 $2,651,075	$51,531 $49,421 $47,706	$4,989,013 $3,982,805 $4,622,427
George R. De Heer Chief Financial Officer and Principal Accounting Officer	2012 2011 2010	$300,000 $300,000 $241,154	$75,000 $60,000 $72,981	— — —	— $130,643 —	— — —	$33,888 $33,299 $28,453	$408,888 $523,942 $342,588
Sean P. Downes Senior Vice President, Chief Operating Officer and Director	2012 2011 2010	$2,234,434 $1,409,250 $1,782,020	— — —	$2,190,500 $3,366,000 $1,752,000	$436,300 $522,570 $1,093,855	$1,709,621 $1,096,191 $2,025,806	$83,853 $83,461 $82,572	$6,654,708 $6,477,472 $6,736,253

(1)	The amounts disclosed for option awards represent the grant date fair value estimated using a Black-Scholes option pricing model utilizing the following assumptions:

Year	Expected Volatility	Expected Dividend Yield	Exercise Price	Risk Free Interest Rate (%)	Expected Term in Years

2012	48.40%	11.40%	$3.51	0.62%	4.25

2011	59.60%	8.90%	$4.70	1.47%	4.08

2010	45.5%-72.8%	9.25%-10.00%	$4.87-$5.84	0.35%-1.41%	1.15-3.00

(2)	For further details regarding all other compensation contained in this column, see the “All Other Compensation” table below.

Salary

Salary includes wages and paid time off, such as vacation and company holidays.

Bonus

Mr. De Heer, our Chief Financial Officer and Principal Accounting Officer, is entitled to an annual performance bonus determined at the Company’s discretion.

Option and Stock Awards

Option and stock awards are reported at grant date fair value.

Non-Equity Incentive Plan Compensation

Per the Original Employment Agreement with Mr. Meier, he was entitled to an annual performance bonus equal to 3% of the pre-tax income of the Company up to $5 million and 4% of the pre-tax income of the Company in excess of $5 million. Per the Original Employment Agreement with Mr. Downes, he was entitled to an annual performance bonus equal to 3% of the pre-tax income of the Company.

All Other Compensation

All other compensation for the fiscal year ended December 31, 2012 consisted of the following:

		Insurance Premiums		Long- Term Care (3)	401(k) Match (4)	Auto Allowance	Total
Name	Year	Medical/ Dental (1)	Life/ Disability (2)
Bradley I. Meier	2012	$13,087	$1,149	$29,795	—	$7,500	$51,531
	2011	$10,976	$1,149	$29,795	—	$7,500	$49,421
	2010	$9,262	$1,149	$29,795	—	$7,500	$47,706
George R. De Heer	2012	—	$2,405	$14,302	$11,181	$6,000	$33,888
	2011	—	$2,405	$14,302	$10,592	$6,000	$33,299
	2010	—	$2,405	$14,302	$10,361	$1,385	$28,453
Sean P. Downes	2012	$17,449	$9,129	$32,775	$17,000	$7,500	$83,853
	2011	$17,557	$9,129	$32,775	$16,500	$7,500	$83,461
	2010	$17,269	$9,129	$32,775	$15,899	$7,500	$82,572
(1)	We paid medical and dental insurance premiums for Messrs. Meier and Downes for coverage not provided to all employees.

(2)	We paid life insurance premiums for the Named Executive Officers for coverage not provided to all employees.

(3)	We provided long-term care insurance premiums for the Named Executive Officers for coverage not provided to all employees.

(4)

We matched employee contributions to the 401(k) accounts of Messrs. Downes and De Heer subject to limitations of the 401(k) Plan (as defined below). Mr. Meier did not participate in the 401(k) Plan and, therefore, did not receive a matching contribution from the Company.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of executive compensation plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2012.

Name	Grant Date	Date Award Approved by Compensation Committee (If Different from Grant Date)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Bradley I. Meier	--	--	--	--	--	--
Sean P. Downes	8/23/2012	--	650,000	--	--	$2,190,500
	9/4/2012	8/23/2012	--	500,000	$3.51	$436,300
George De Heer	--	--	--	--	--	--

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the Named Executive Officers concerning unexercised options, stock that has not vested and equity incentive plan awards outstanding as of December 31, 2012.

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Bradley I. Meier	250,000 500,000 350,000 200,000		$3.90 $2.31 $4.87 $4.70 $4.70	5/16/2013 12/5/2013 5/19/2015 6/23/2018 6/23/2018

		100,000
George R. De Heer	20,000		$3.90	5/16/2013
	50,000		$4.70	6/23/2018
		25,000	$4.70	6/23/2018
Sean P. Downes	600,000 350,000 350,000 200,000				1,152,000	$5,045,760
			$3.90	5/16/2013
			$5.84	2/2/2015
			$4.87	5/19/2015
			$4.70	6/23/2018
		100,000	$4.70	6/23/2018
		500,000	$3.51	9/4/2019

(1)

The unvested options held by Mr. Meier and Mr. De Heer will vest on June 23, 2013. The 100,000 unvested options held by Mr. Downes will vest on June 23, 2013; one half of the 500,000 unvested options held by Mr. Downes will vest on September 4, 2013 and one half of such unvested options will vest on September 4, 2014.

(2)

The 1,152,000 shares of restricted stock held by Mr. Downes has vested or will vest as follows: 250,000 shares vested on January 1, 2013; 102,000 shares vested on February 2, 2013; 200,000 shares vested on March 28, 2013; 250,000 shares will vest on January 1, 2014; 200,000 shares will vest on March 28, 2014; and 150,000 shares will vest on December 31, 2014.

Options Exercised and Stock Vested

The following table sets forth certain information with respect to the Named Executive Officers concerning options exercised and stock vested during the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bradley I. Meier	—	—	—	—
George R. De Heer	—	—	—	—
Sean P. Downes	200,000	$332,000	299,000	$1,163,860

Pension Benefits

The Company does not provide any employees with a defined benefit pension plan.

The Company supports the “Universal Property & Casualty 401(k) Profit Sharing Plan and Trust” (“401(k) Plan”). The Company makes a matching contribution in cash to the accounts of the participants equal to 100% of the employee’s deferral up to 5% of that employee’s compensation subject to limitations of the 401(k) Plan.

Nonqualified Deferred Compensation

The Company does not provide any employees with any nonqualified deferred compensation plans.

Equity Compensation Plan Information

The following table sets forth certain information with respect to all of our equity compensation plans in effect as of the fiscal year ended December 31, 2012.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity compensation plans approved by security holders	3,630,000	$ 4.74	2,020,000
Equity compensation plans not approved by security holders (1)	1,700,000	$ 3.39	N/A
Total	5,330,000	$ 4.29	2,020,000

(1)

Securities referenced in connection with equity compensation plans that were not approved by our shareholders include securities awarded pursuant to individual option agreements between the Company and our executives. We entered into such option agreements prior to adoption of the Company’s 2009 Omnibus Incentive Plan.

Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control

The following summaries describe the Original Employment Agreements between the Company and Messrs. Meier and Downes and the employment agreement between the Company and Mr. De Heer and set forth potential amounts payable to each Named Executive Officer upon termination of employment or a change in control under such agreements.

Employment Agreement with Mr. Meier

The Company’s Original Employment Agreement with Mr. Meier is dated as of August 11, 1999. The Company and Mr. Meier have amended Mr. Meier’s Original Employment Agreement, with the most recent amendment effective as of August 23, 2012 (the employment agreement and the amendments are collectively referred to as the “Meier Original Employment Agreement”). Under the terms of the Meier Original Employment Agreement, Mr. Meier served as the Company’s President and Chief Executive Officer. Mr. Meier received a base salary of $2,144,169 in 2012, and he was entitled to a 7.25% increase in base salary each year beginning in 2012. Additionally, pursuant to the Meier Original Employment Agreement, Mr. Meier was entitled to an annual performance bonus equal to 3% of the pretax income of the Company up to $5 million, and 4% of the pretax income of the Company in excess of $5 million; provided, however, that any such bonus was contingent upon our shareholders approving such bonus formula, which they have done.

Mr. Meier was also eligible to receive health and welfare benefits, such as group medical, group life and long-term disability coverage. The Meier Original Employment Agreement contained noncompete, nonsolicitation and confidentiality provisions.

In the event that the Company terminated the Meier Original Employment Agreement, the Company was obligated to pay Mr. Meier 24 months’ total compensation. In addition, in the event of a change in control of the Company, the Company was obligated to pay Mr. Meier an amount equal to 48 months’ base salary, plus two (2) times any bonus paid for the preceding fiscal year, including any taxes resulting from such payment in accordance with applicable U.S. tax laws. Further, in the event of a change in control, all options held by Mr. Meier would vest and become immediately exercisable. However, if it was determined by an independent accounting firm that any of the amounts payable to Mr. Meier upon a change in control would be subject to an excise tax under Section 4999 of the Code, then the value of the payments which constitute “parachute payments” would have been reduced to an amount equal to 2.99 times Mr. Meier’s “base amount,” as those terms are defined under Section 280G(b)(2) of the Code. Generally, the “base amount” equals the average of the taxable compensation paid during the preceding five taxable years. For purposes of the Meier Original Employment Agreement, a change in control would have been deemed to occur if, at any time, substantially all the assets of the Company were sold or transferred by sale, merger or otherwise, or if any person became the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then-existing outstanding securities of the Company.

If Mr. Meier died during the term of his employment, the Company would have been obligated to pay to his estate compensation which would otherwise be payable to Mr. Meier for the shorter of (i) three (3) years from the date of his death, or (ii) through the termination date of his employment agreement. If Mr. Meier became disabled during the term of his employment for a consecutive period of 365 days, the Company would have been entitled to terminate the officership held. In the event of such termination, Mr. Meier would have remained an employee of the Company and received 70% of his compensation and all of his fringe benefits.

The Meier Original Employment Agreement provided that such agreement would expire on December 31, 2012 but automatically renew each year thereafter unless the Company or Mr. Meier provided written notice that the agreement was being terminated 60 days in advance of the anniversary date of the Meier Original Employment Agreement.

On February 22, 2013, Mr. Meier resigned as President and Chief Executive Officer of the Company. No severance or other payments were paid to Mr. Meier in connection with his resignation. However, the Company entered into the Adviser Agreement described in “Certain Relationships and Related Party Transactions” pursuant to which Mr. Meier provides advisory and consulting services to the successor Chief Executive Officer, Mr. Downes, and to the Board and its committees. Under the Adviser Agreement, Mr. Meier will receive a base salary of $575,000 and will also be entitled to health and welfare benefits, an automobile allowance and a mobile phone allowance. In addition, Mr. Meier will receive payment of his accrued vacation time in two installments, but will not accrue any additional vacation time in his new role. The Adviser Agreement includes nondisparagement, noncompete, nonsolicitation and confidentiality provisions and other customary terms. Pursuant to the Adviser Agreement, Mr. Meier will not seek or have access to material nonpublic information not otherwise known to him as of February 22, 2013. The Adviser Agreement expires on December 31, 2015, unless earlier terminated in accordance with its terms.

Employment Agreement with Mr. Downes

The Company’s Original Employment Agreement with Mr. Downes is dated as of January 1, 2005, and provided that Mr. Downes would serve as the Company’s Senior Vice President and Chief Operating Officer. The Company and Mr. Downes amended the agreement, with the most recent amendment dated August 23, 2012 (the employment agreement and the amendments are collectively referred to as the “Downes Original Employment Agreement”). Mr. Downes received a base salary of $1,702,011 in 2012, and he was entitled to a 7.25% increase in base salary on January 1, 2013 and 2014. Additionally, pursuant to the Downes Original Employment Agreement, Mr. Downes was entitled to an annual performance bonus equal to 3% of the pre-tax income of the Company, provided, however, that any such bonus was contingent upon our shareholders approving such bonus formula, which they have done. Under the Downes Original Employment Agreement, the Company had the option to grant Mr. Downes options or warrants to purchase Common Stock.

Mr. Downes was also eligible to receive health and welfare benefits, such as group medical, group life and long-term disability coverage. The Downes Original Employment Agreement contained noncompete, nonsolicitation and confidentiality provisions.

In the event of a change in control of the Company, the Company was obligated to pay Mr. Downes an amount equal to 48 months’ base salary, plus an amount equal to two (2) times any bonuses paid for the preceding fiscal year. However, if it was determined by an independent accounting firm that any of the amounts payable to Mr. Downes upon a change in control would be subject to an excise tax under Section 4999 of the Code, then the value of the payments which constitute “parachute payments” would have been reduced to an amount equal to 2.99 times Mr. Downes’ “base amount,” as those terms are defined under Section 280G(b)(2) of the Code. Generally, the “base amount” equals the average of the taxable compensation paid during the preceding five taxable years. Further, in the event of a change in control, all options held by Mr. Downes would vest and become immediately exercisable. For purposes of the Downes Original Employment Agreement, a change in control would have been deemed to occur if, at any time, substantially all the assets of the Company were sold or transferred by sale, merger or otherwise, or if any person became the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then-existing outstanding securities of the Company.

If Mr. Downes died during the term of his employment, the Company would have been obligated to pay to his estate compensation which would otherwise be payable to Mr. Downes for the shorter of (i) one (1) year from the date of his death, or (ii) through the termination date of his employment agreement. If Mr. Downes became disabled during the term of his employment for a consecutive period of 90 days, the Company would have had the option to terminate the officership held. In the event of such termination, Mr. Downes would have remained an employee of the Company and received 50% of his compensation and all of his fringe benefits for a period ending on the next December 31st or 270 days, whichever was longer.

The Downes Original Employment Agreement provided that such agreement would expire on December 31, 2013 unless extended in writing by the Company.

On February 22, 2013, Mr. Downes succeeded Mr. Meier as President and Chief Executive Officer of the Company. In connection with the succession, the Company entered into the Downes New Employment Agreement which supersedes the Downes Original Employment Agreement. Under the Downes New Employment Agreement, Mr. Downes will receive an annual base salary of $2,000,000, which will increase by 7.25% on each of January 1, 2014 and January 1, 2015 over the rate then in effect. Mr. Downes will also receive an annual performance bonus of 3% of the Company’s pre-tax income up to $5,000,000 and 4% of the Company’s pre-tax income over $5,000,000, subject to the Company’s shareholders approving the material terms of the performance goals for such bonus pursuant to Proposal 3. Should the Company’s shareholders fail to approve the material terms of the performance goals for such bonus, Mr. Downes will receive an annual performance bonus equal to 3% of the Company’s pre-tax income, as provided in Mr. Downes’ Original Employment Agreement. Mr. Downes will also receive a total of 1,500,000 restricted shares of Common Stock in three separate grants. The shares will vest over a period of three years, with 500,000 of the shares also subject to the achievement of performance-based vesting standards. Mr. Downes’ receipt of such shares is subject to his continued employment through the applicable vesting date.

Mr. Downes is also entitled to receive the health and welfare benefits to which he was entitled under the Downes Original Employment Agreement.

In the event of a change in control of the Company during the term of the Downes New Employment Agreement, and Mr. Downes is involuntarily terminated without cause or resigns for good reason within 24 months after such change in control, the Company will be obligated to pay Mr. Downes a lump sum cash amount equal to 48 months’ base salary, plus two (2) times any bonuses paid for the preceding fiscal year. Such amounts are subject to adjustment pursuant to certain sections of the Code. Further, in the event of a change in control, all options held by Mr. Downes vest and become immediately exercisable.

The Downes New Employment Agreement contains noncompete, nonsolicitation and confidentiality provisions. The Downes New Employment Agreement is effective through December 31, 2015, unless earlier terminated in accordance with its terms.

Employment Agreement with Mr. De Heer

The Company’s employment agreement with Mr. De Heer is dated as of September 30, 2010, and provides that Mr. De Heer will serve as the Company’s Chief Financial Officer and Principal Accounting Officer (“De Heer Employment Agreement”). Mr. De Heer received a base salary of $300,000 in 2012. Additionally, pursuant to the De Heer Employment Agreement, Mr. De Heer is entitled to an annual performance bonus as determined by the Company in its sole discretion.

Mr. De Heer is eligible to participate in the benefit plans generally available to Company employees in similar positions and in the Company’s equity incentive plans at the Company’s sole discretion.

The De Heer Employment Agreement contains nondisparagement, noncompete, nonsolicitation and confidentiality provisions. The De Heer Employment Agreement expires on September 30, 2013 but it automatically renews each year thereafter unless the Company or Mr. De Heer provide written notice that the agreement is being terminated 60 days in advance of the anniversary date of the De Heer Employment Agreement.

The following table presents the potential payments to which the Chief Executive Officer, Bradley I. Meier, and the Chief Operating Officer, Sean P. Downes, would be entitled under their Original Employment Agreements and to which the Chief Financial Officer, George R. De Heer, would be entitled under his employment agreement and assumes that the triggering event took place on December 31, 2012.

Name	Benefit	Upon Termination by the Company (5)	Upon Termination without Cause or for Good Reason (6)	Upon Change in Control (7)	Upon Death (8)	Upon Disability (9)
Bradley I. Meier	Base Salary	$4,288,338	--	$8,576,676	$2,299,621	$1,609,735
	Bonus (2)	$4,458,988	--	$4,458,988	$2,229,494	$1,560,646
	Other Post- Employment Obligations (3)	--	--	--	$51,531	$51,531
Sean P. Downes (1)	Base Salary	--	--	$6,808,044	$1,825,407	$912,703

	Bonus (2)	--	--	$3,419,242	$1,709,621	$854,811
	Other Post- Employment Obligations (3)	--	--	--	--	$90,305
	Equity Compensation (4)	--	--	$5,480,760	--	--
George R. De Heer	Base Salary	--	$224,384	--	--	--

(1)

As discussed in “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control,” the Downes New Employment Agreement modifies Mr. Downes’ compensation. For further details regarding such modifications, see “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control – Employment Agreement with Mr. Downes.”

(2)	Estimate is based upon 2012 pre-tax income of the Company.

(3)	Estimate is based upon the 2012 cost of fringe benefits.

(4)

Includes the intrinsic value as of December 31, 2012 (that is, the value based upon the last reported sales price of our Common Stock on the NYSE MKT on December 31, 2012 ($4.38), and in the case of options, minus the exercise price) of equity awards that would become exercisable or vested in the event of termination of employment, death, disability or a change in control assuming the awards are not assumed or substituted. Amounts do not include the value of any vested shares or exercisable stock options. These equity awards, because they are fully vested or exercisable as applicable, would not be accelerated upon a given triggering event. For all outstanding equity awards owned by the Named Executive Officers as of December 31, 2012, see “Outstanding Equity Awards at Fiscal Year-End” above.

(5)	Represents two (2) years severance payment of Mr. Meier’s compensation as in effect on December 31, 2012.

(6)	Represents payments through the remaining term of the De Heer Employment Agreement.

(7)	With respect to base salary and bonus for Messrs. Meier and Downes, represents 48 months’ of base salary and two (2) years of incentive bonus payments.

(8)

For Mr. Meier, the amounts represent the compensation he otherwise would have received through the remaining term of his Original Employment Agreement. For Mr. Downes, the amounts represent the compensation he otherwise would have received through the expiration date of his Original Employment Agreement.

(9)

For Mr. Meier, the amounts represent 70% of compensation he otherwise would have received through the remaining term of his Original Employment Agreement and all fringe benefits. For Mr. Downes, the amounts represent 50% of the compensation he otherwise would have received through the expiration date of his Original Employment Agreement and all fringe benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following tables set forth certain information as of April 17, 2013 relating to the beneficial ownership of the Series M Preferred Stock, Series A Preferred Stock and Common Stock by (i) all persons that we know beneficially own more than 5% of any class of the Company’s outstanding stock, (ii) each of our Named Executive Officers and directors, and (iii) all of our Named Executive Officers and directors as a group. Knowledge of the beneficial ownership of the Common Stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (“Exchange Act”). Except as otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder.

Series M Preferred Stock Held by Our Named Executive Officers

As of April 17, 2013, the following table sets forth information regarding the number and percentage of shares of Series M Preferred Stock held by our Named Executive Officers:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Bradley I. Meier (1)	34,840	39.7%

(1)

The mailing address of Mr. Meier is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309. Excludes all shares of Series M Preferred Stock owned by Norman M. Meier and Phylis Meier, Mr. Meier’s father and mother, and Lynda Meier, Mr. Meier’s sister, as to which Mr. Meier disclaims beneficial ownership.

Series M Preferred Stock Held by Certain Beneficial Owners

As of April 17, 2013, the following table sets forth information regarding the number and percentage of shares of Series M Preferred Stock held by all persons, other than the person listed immediately above, who are known by the Company to beneficially own or exercise voting or dispositive control over 5% or more of the Company’s outstanding Series M Preferred Stock:

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Norman M. Meier (2)	44,075	50.2%
Phylis R. Meier (3)	7,875	9.0%

(1)	The mailing address of each shareholder is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

(2)

Excludes all shares of Series M Preferred Stock owned by Bradley I. Meier and Lynda Meier, Mr. Meier’s children, and Phylis Meier, Mr. Meier’s former spouse, as to which Mr. Meier disclaims beneficial ownership.

(3)	Excludes all securities owned by Bradley I. Meier and Lynda Meier, Ms. Meier’s children, and Norman M. Meier, Ms. Meier’s former spouse, as to which Ms. Meier disclaims beneficial ownership.

Series A Preferred Stock Held by Certain Beneficial Owners

As of April 17, 2013, the following table sets forth information regarding the number and percentage of shares of Series A Preferred Stock held by all persons who are known by the Company to beneficially own or exercise voting or dispositive control over 5% or more of the outstanding Series A Preferred Stock, none of whom are directors or Named Executive Officers:

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Norman M. Meier (2)	9,975	50.0%
Phylis R. Meier (3)	9,975	50.0%

(1)	The mailing address of each shareholder is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

(2)	Excludes all shares of Series A Preferred Stock owned by Phylis Meier, Mr. Meier’s former spouse, as to which Mr. Meier disclaims beneficial ownership.

(2)	Excludes all securities owned by Norman M. Meier, Ms. Meier’s former spouse, as to which Ms. Meier disclaims beneficial ownership.

Common Stock Owned by Directors and Management

As of April 17, 2013, the following table sets forth information regarding the number and percentage of shares of Common Stock beneficially owned by our directors, new director nominees and Named Executive Officers individually, and our directors and executive officers as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Bradley I. Meier (3)	10,475,954	26.4%
Sean P. Downes (4)	3,519,612	8.9%
Jon W. Springer (5)	492,928	1.2%
Joel M. Wilentz, M.D. (6)	372,985	0.9%
Reed J. Slogoff (7)	197,170	0.5%
Michael A. Pietrangelo (8)	215,000	0.5%
Ozzie A. Schindler (9)	175,000	0.4%
George R. De Heer (10)	52,050	0.1%
Executive officers and directors as a group (8 people)(11)	5,476,232	13.8%

(1)	The mailing address of each shareholder is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

(2)

A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days from April 17, 2013 upon the exercise of stock options or conversion of Series A Preferred Stock or Series M Preferred Stock. Except as otherwise specified, each beneficial owner’s percentage ownership is determined by assuming that stock options, Series A Preferred Stock and Series M Preferred Stock that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from April 17, 2013 have been exercised or converted.

(3)

Includes (i) options to purchase an aggregate of 800,000 shares of Common Stock (of which 600,000 are exercisable only on such date or dates as the fair market value of the Common Stock is and has been at least 150% of the exercise price for the previous 20 consecutive trading days); and (ii) 174,200 shares of Common Stock issuable upon conversion of Series M Preferred Stock.

(4)

Includes options to purchase an aggregate of 1,500,000 shares of Common Stock (of which 950,000 are exercisable only on such date or dates as the fair market value of the Common Stock is and has been at least 150% of the exercise price for the previous 20 consecutive trading days).

(5)	Includes options to purchase an aggregate of 191,666 shares of Common Stock.

(6)	Includes options to purchase an aggregate of 90,000 shares of Common Stock.

(7)	Includes options to purchase an aggregate of 90,000 shares of Common Stock.

(8)	Includes options to purchase an aggregated of 90,000 shares of Common Stock.

(9)	Includes options to purchase an aggregate of 140,000 shares of Common Stock.

(10)	Includes options to purchase an aggregate of 50,000 shares of Common Stock.

(11)	See footnotes (2), (4 – 10) above. Includes Common Stock held by Stephen J. Donaghy, including options to purchase an aggregate of 20,000 shares of Common Stock.

APPROVAL OF AMENDMENT TO SECOND AMENDED AND RESTATED 2009

OMNIBUS INCENTIVE PLAN (PROPOSAL 2)

We currently maintain the Second Amended and Restated Plan. As of the record date for the Annual Meeting, there were 485,000 shares available for new grants under the Second Amended and Restated Plan. The Board believes that the use of equity-based compensation is a vital factor in attracting and retaining effective and valuable personnel who contribute to our growth and success and in establishing a direct link between the financial interests of such individuals and our shareholders. The Compensation Committee reviewed the Second Amended and Restated Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Based on its review, the Compensation Committee recommended that the Second Amended and Restated Plan be amended to add 3,000,000 shares of Common Stock to the reserve available for new awards. The text of the Plan Amendment is attached as Appendix A to this Proxy Statement.

The Board has approved, and recommends that our shareholders approve, the Plan Amendment as described herein. Other than as described above, the Second Amended and Restated Plan, as amended by the Plan Amendment, provides the same substantive terms and provisions as the Second Amended and Restated Plan. Shareholder approval of the Plan Amendment is required to meet the listing requirements of the NYSE MKT. If the Plan Amendment is not approved by the shareholders, the Second Amended and Restated Plan as approved in 2012 will remain in effect according to its terms.

The material features of the Second Amended and Restated Plan, as amended by the Plan Amendment (“Plan”), are summarized below. The summary is qualified in its entirety by reference to the Second Amended and Restated Plan, which is available at http://www.sec.gov/Archives/edgar/data/891166/000119312512195978/d321025ddef14a.htm as an attachment to the Company’s 2012 proxy statement, and the Plan Amendment, which is attached hereto as Appendix A.

Administration

The Plan will be administered by the Compensation Committee. The Compensation Committee has the authority, within the limits of the express provisions of the Plan, to interpret the provisions of the Plan, to establish and modify its administrative rules, to determine the individuals to whom awards will be granted, and to determine the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Compensation Committee may delegate its authority under the Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the Compensation Committee deems appropriate.

Types of Awards

Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of Common Stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.    The Compensation Committee may grant to a participant options to purchase Common Stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise, will be determined by the Compensation Committee.

The exercise price for stock options will be determined by the Compensation Committee in its discretion; provided, however, that in no event may the exercise price be less than 100% of the fair market value of one share of the Common Stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of Common Stock on the date the stock option is granted. On April 17, 2013, the market price per share of the Common Stock was $5.20 based on the closing price of the Common Stock on the NYSE MKT on such date.

Incentive stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five (5) years. The Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Compensation Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Compensation Committee’s discretion, payment of the exercise price for shares of Common Stock on the exercise of stock options may be made in cash, shares of Common Stock held by the participant or in any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights.   The Compensation Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of Common Stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of Common Stock on the date when the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of the Common Stock or a combination of cash and shares.

Restricted Shares and Restricted Units.   The Compensation Committee may award to a participant shares of Common Stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Compensation Committee also may award to a participant units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Compensation Committee.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Compensation Committee, in its discretion, based on one or more of the following performance goals:

•	Operating income

•	Operating profit (earnings from continuing operations before interest and taxes)

•	Earnings per share

•	Share price

•	Net income

•	Income before taxes

•	Pre-tax net income

•	Return on investment

•	Return on a specified investment

•	Return on a specified investment portfolio

•	Return on working capital

•	Return on shareholders’ equity

•	Total shareholder return

•	Economic value added (the amount, if any, by which net operating profit after-tax exceeds a reference cost of capital)

•	Policy count

•	Number of states in which our Company operates

•	Quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities

The performance goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms, as compared to another company or companies or an index established or designated by the Compensation Committee, or subject to such objective adjustment factors established by the Compensation Committee at the time the award is granted. The above terms will have the same meaning as in our financial statements, or if the terms are not used in our financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Performance Awards.   The Compensation Committee may grant performance awards to participants under such terms and conditions as the Compensation Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Compensation Committee.

Award periods will be established at the discretion of the Compensation Committee. The performance targets will also be determined by the Compensation Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Compensation Committee’s discretion, based on one or more of the performance goals described under the section titled “Restricted Shares and Restricted Units” above. To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Compensation Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.   The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Compensation Committee. Payment under any other stock-based awards will be made in Common Stock or cash, as determined by the Compensation Committee.

Cash-Based Awards.    The Compensation Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Compensation Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•

The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Compensation Committee to be subject to Section 162(m) of the Code (“covered employees”).

•

The targets for annual incentive payments to covered employees will consist only of one or more of the performance goals discussed under the section titled “Restricted Shares and Restricted Units” above. Use of any other target will require ratification by the shareholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Compensation Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•

In administering the incentive program and determining incentive awards, the Compensation Committee will not have the flexibility to pay a covered employee more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Compensation Committee will have the flexibility, based on its business judgment, to reduce this amount.

•

The Compensation Committee may require that a portion of any amount payable in respect of an award be deferred for a period specified at the time the award is granted. The Compensation Committee may also allow a participant to elect to defer amounts payable in respect of an award.

•	The cash incentive compensation feature of the Plan does not preclude the Board or the Compensation Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents.   The Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an award under the Plan.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates. It is presently contemplated that approximately 280 persons will be eligible to receive awards.

The maximum awards that can be granted under the Plan to a single participant in any calendar year will be subject to the following limits:

•	650,000 shares of Common Stock in the form of options or SARs;

•	650,000 shares of Common Stock in the form of restricted stock, restricted stock units, performance awards or other stock-based awards denominated in shares; and

•	$10,000,000 in the form of other stock-based awards not denominated in shares and cash-based incentive awards.

Awards Granted under the Plan

The future amounts that will be received by participants under the Plan are not determinable. The stock awards granted to our Named Executive Officers under the Second Amended and Restated Plan and outstanding as of December 31, 2012 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found under “Executive Compensation.” As of April 17, 2013, (i) our Named Executive Officers as a group (three officers) held outstanding stock options for 3,075,000 shares and restricted stock grants for 1,100,000 shares, (ii) our current executive officers as a group (four officers) held outstanding stock options for 2,530,000 shares and restricted stock grants for 1,450,000 shares, (iii) our non-employee directors as a group (four directors) held outstanding stock options for 690,000 shares, (iv) our director nominees as a group (eight nominees) held outstanding stock options for 3,115,000 shares and restricted stock grants for 1,350,000 shares and (v) all of our employees other than our executive officers and directors (10 employees) held outstanding stock options for 1,145,000 shares.

Shares Subject to the Plan

An aggregate of 10,200,000 shares of Common Stock have been reserved for issuance under the Plan and 3,485,000 shares of Common Stock are available for awards under the Plan. The shares to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock that has been reacquired by the Company.

With respect to awards made under the Plan, shares of Common Stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligation with respect to an award, will be available for additional grants under the Plan. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Plan.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in our capital structure, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Compensation Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board may, at any time, amend the Plan, provided that no such action by the Board may be taken (i) without the affirmative approval of our shareholders if so required by applicable law or the rules of any stock exchange which lists the Common Stock or our voting securities, or (ii) that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. Notwithstanding the foregoing, an outstanding option or SAR may not be (i) amended to reduce its exercise price or (ii) terminated and replaced with a substitute award if the effect of such termination and substitution is to reduce the exercise price, without the approval of our shareholders. The Board shall have the right and the power to terminate the Plan at any time; provided that no such termination adversely affects the rights of a participant of an award granted under the Plan. No awards may be made under the Plan after the tenth (10th) anniversary of its effective date. Certain provisions of the Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth (5th) anniversary of the effective date.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.   A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two (2) years after the date of grant and more than one (1) year after the exercise of the option (required statutory “holding period”), (i) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.   A participant who is granted a nonqualified stock option under the Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.     A participant who is granted SARs will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (i) the participant will recognize ordinary income equal to the amount received (increase in the fair market value of each share of Common Stock from the date of grant of the SAR to the date of exercise); and (ii) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares.   A participant will not be taxed on the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units.    A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards.   Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements of the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Tax Deductibility of Certain Performance-Based Awards under the Plan.     Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes our Named Executive Officers. Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our shareholders.

Recovery of Compensation in Connection with Financial Restatements

If the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a participant shall be required to reimburse the Company for any amounts earned or payable with respect to an award to the extent required by and otherwise in accordance with applicable law and any Company policies adopted or implemented by the Board or the Compensation Committee from time to time.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF

THE PLAN AMENDMENT.

APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS FOR

PERFORMANCE BONUSES

(PROPOSAL 3)

The Company believes that linking the compensation of key employees to corporate performance increases employee motivation to improve shareholder value. Thus, the employee’s reward is directly related to the Company’s success. The purposes of performance-based bonuses for key employees are to motivate the employees to improve shareholder value by linking a portion of cash compensation to the Company’s financial performance, reward key employees for improving the Company’s financial performance and help attract and retain key employees.

The Company is seeking shareholder approval of the material terms of the performance goals under which annual performance-based bonuses are to be paid to three of its newly appointed key employees, Sean P. Downes, President and Chief Executive Officer of the Company, Jon W. Springer, Senior Vice President and Chief Operating Officer of the Company, and Stephen J. Donaghy, Chief Administrative Officer of the Company. The material terms of the performance goals related to these bonus arrangements are set forth in each of the respective officer’s employment agreements. The following summary of these bonus arrangements is qualified in its entirety by reference to the provisions of the arrangements contained in the employment agreements of Messrs. Downes, Springer and Donaghy which are attached to this Proxy Statement as Appendix B, Appendix C and Appendix D, respectively.

Under the Downes New Employment Agreement, Mr. Downes is entitled to receive an annual performance bonus (“Downes Performance Bonus”) equal to 3% of the Company’s pre-tax income up to $5 million, and 4% of the Company’s pre-tax income over $5 million. The bonus is computed as of December 31 for each fiscal year and must be paid by March 15 of the year following the year in which it is earned. The Compensation Committee unanimously approved the formula used to calculate the Downes Performance Bonus and all of the disinterested directors of the Board approved the formula used to calculate the Downes Performance Bonus. The New Benefits Table below sets forth the amount of the Downes Performance Bonus determined as if the Downes New Employment Agreement was in effect during the most recent completed fiscal year of the Company. Mr. Downes’ right to receive the Downes Performance Bonus is contingent upon shareholder approval of the use of the Company’s pre-tax income as the performance goal applicable to the Downes Performance Bonus. Accordingly, the Company hereby seeks approval of the use of the Company’s pre-tax income as the performance goal applicable to the Downes Performance Bonus for the fiscal years beginning in 2013 and thereafter during the term of the Downes New Employment Agreement. Should our shareholders fail to approve the formula used to determine the Downes Performance Bonus, the bonus formula set forth in Mr. Downes’ Original Employment Agreement shall continue to apply in lieu of the formula set forth above.

Under the Springer Employment Agreement, Mr. Springer is entitled to receive an annual performance bonus (“Springer Performance Bonus”) equal to 2.5% of the pre-tax profits of the Company. The bonus is computed as of December 31 for each fiscal year and must be paid by March 15 of the year following the year in which it is earned. The Board and Compensation Committee unanimously approved the formula used to calculate the Springer Performance Bonus. The New Benefits Table below sets forth the amount of the Springer Performance Bonus determined as if the Springer Employment Agreement was in effect during the most recent completed fiscal year of the Company. Mr. Springer’s right to receive the Springer Performance Bonus is contingent upon shareholder approval of the use of the Company’s pre-tax income as the performance goal applicable to the Springer Performance Bonus. Accordingly, the Company hereby seeks approval of the use of the Company’s pre-tax income as the performance goal applicable to the Springer Performance Bonus for the fiscal years beginning in 2013 and thereafter during the term of the Springer Employment Agreement. Should our shareholders fail to approve the bonus formula used to determine the Springer Performance Bonus, Mr. Springer will not be entitled to receive such bonus.

Under the Donaghy Employment Agreement, Mr. Donaghy is entitled to receive an annual performance bonus (“Donaghy Performance Bonus”) of 1.5% of the Company’s annual after-tax profit. The bonus is computed as of December 31 of each fiscal year and must be paid by March 15 of the year following the year in which it is earned. The Board and Compensation Committee unanimously approved the formula used to calculate the Donaghy Performance Bonus. The New Benefits Table below sets forth the amount of the Donaghy Performance Bonus determined as if the Donaghy Employment Agreement was in effect during the most recent completed fiscal year of the Company. Mr. Donaghy’s right to receive the Donaghy Performance Bonus is contingent upon shareholder approval of the use of the Company’s after-tax profit as the performance goal applicable to the Donaghy Performance Bonus. Accordingly, the Company hereby seeks approval of the use of the Company’s after-tax profit as the performance goal applicable to the Donaghy Performance Bonus for the fiscal years beginning in 2013 and thereafter during the term of the Donaghy Employment Agreement. Should our shareholders fail to approve the bonus formula used to determine the Donaghy Performance Bonus, Mr. Donaghy will not be entitled to receive such bonus.

Upon completion of each fiscal year, the Compensation Committee will certify in writing prior to payment of the Downes Performance Bonus, Springer Performance Bonus and Donaghy Performance Bonus that the applicable performance objective has been attained and the bonus is payable. With respect to Compensation Committee certification, approved minutes of the meeting in which the certification is made will be treated as written certification.

The Company and Messrs. Downes, Springer and Donaghy, as the case may be, may agree to amend or terminate the bonus arrangement at any time by entering into a written amendment or modification of the applicable employment agreement. In addition, the Company reserves the right to adopt such other bonus or incentive compensation plans or arrangements as deemed appropriate and in the best interests of the Company and its shareholders.

Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to Messrs. Downes, Springer and Donaghy may be limited to the extent that it exceeds $1.0 million in any one year. The Company can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m). For the Downes Performance Bonus, Springer Performance Bonus and Donaghy Performance Bonus to qualify as “performance-based compensation,” the performance-based formulas used to determine them must be approved by the Company’s shareholders. The Downes Performance Bonus, Springer Performance Bonus and Donaghy Performance Bonus are intended to permit the Company to pay incentive compensation which qualifies as “performance-based compensation,” thereby permitting the Company to receive a federal income tax deduction for the payment of this incentive compensation.

The following table sets forth the total amounts that would be payable with respect to the Downes Performance Bonus, Springer Performance Bonus and Donaghy Performance Bonus for fiscal year 2012, as if the Downes New Employment Agreement, Springer Employment Agreement and Donaghy Employment Agreement were in effect during fiscal year 2012:

NEW BENEFITS

NAME AND PRINCIPAL POSITION	DOLLAR VALUE ($)

Sean P. Downes President and Chief Executive Officer	$2,229,494

Jon W. Springer Senior Vice President and Chief Operating Officer	$1,424,684

Stephen J. Donaghy Chief Administrative Officer	$491,399

George R. De Heer Chief Financial Officer	--

All executive officers as a group	$4,145,577

All non-executive directors as a group	--

All non-executive officer employees as a group	--

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR THE DOWNES PERFORMANCE BONUS, SPRINGER PERFORMANCE BONUS AND DONAGHY PERFORMANCE BONUS.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

The Audit Committee recommended and the Board approved the appointment of the accounting firm Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year 2013, subject to shareholder ratification. Blackman Kallick, LLP, as predecessor to Plante & Moran, PLLC, audited the Company’s financial statements for the fiscal years ended December 31, 2004 through 2011. Blackman Kallick, LLP merged with and into Plante & Moran, PLLC, effective July 1, 2012, with Plante & Moran, PLLC being the surviving entity. Plante & Moran, PLLC audited the Company’s financial statements for the fiscal year ended December 31, 2012.

Audit Fees

Audit fees paid to Plante & Moran, PLLC for the fiscal years ended December 31, 2012 and December 31, 2011 were $589,500 and $565,500, respectively.

Audit Related Fees

Audit related fees paid to Plante & Moran, PLLC for the fiscal year ended December 31, 2012 were $73,539. There were no audit related fees paid to Plante & Moran, PLLC for the fiscal year ended December  31, 2011.

Tax Fees

Tax fees paid to Plante & Moran, PLLC for each of the fiscal years ended December 31, 2012 and December 31, 2011 were $49,500.

All Other Fees

There were no other fees for products and services provided by Plante & Moran, PLLC for the fiscal years ended December 31, 2012 and December 31, 2011.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

All audit related services must be pre-approved by the Audit Committee, which concluded that the provision of such services by Plante & Moran, PLLC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Board has appointed Plante & Moran, PLLC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Representatives of Plante & Moran, PLLC have been invited to attend the Annual Meeting. If representatives of Plante & Moran, PLLC attend the Annual Meeting, such representatives will have the opportunity to make a statement and will be available to answer shareholder questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, WE WILL PROVIDE TO ANY SHAREHOLDER, FREE OF CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO GEORGE R. DE HEER, UNIVERSAL INSURANCE HOLDINGS, INC., 1110 WEST COMMERCIAL BOULEVARD, FORT LAUDERDALE, FLORIDA 33309 OR (954) 958-1200.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders (collectively, “Reporting Persons”) are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the review of copies of Forms 3, 4 and 5 provided to us and written representations by the Reporting Persons, we believe that, for the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to the Reporting Persons were met, except that Named Executive Officer and director Sean P. Downes filed one late Form 4 for the acquisition of 53,145 shares of Common Stock on April 2, 2012.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2014 Annual Meeting of Shareholders must be received by the Company no later than December 30, 2013 to be considered for inclusion in the proxy statement for fiscal year 2013 relating to such meeting. Shareholders wishing to submit a proposal at the 2014 Annual Meeting of Shareholders that do not intend to include the proposal in the proxy statement for that meeting must provide appropriate notice to the Company by February 7, 2014.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this Proxy Statement, the Annual Report, and the notice of internet availability of proxy materials is being delivered to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of this Proxy Statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement, the Annual Report, or the notice of internet availability of proxy materials to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to George R. De Heer, 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309 or (954) 958-1200.

Shareholders of record residing at the same address and currently receiving multiple copies of proxy statements may contact our registrar and transfer agent, Continental Stock Transfer & Trust Company, to request that only a single copy of the Proxy Statement be mailed in the future. Please contact the transfer agent by phone at (212) 509-4000 or by mail at 17 Battery Place, New York, NY 10004. Beneficial owners, as described above, should contact their broker or bank.

OTHER MATTERS

The Company knows of no business that will be presented for action at the Annual Meeting other than those matters referred to herein. If other matters do come before the meeting, the persons named as proxies will act and vote according to their best judgment on behalf of the shareholders they represent.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Stephen J. Donaghy
Stephen J. Donaghy, Secretary April 24, 2013

APPENDIX A

AMENDMENT TO THE

UNIVERSAL INSURANCE HOLDINGS, INC.

2009 OMNIBUS INCENTIVE PLAN

The Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan, as amended and restated effective June 8, 2012 (the “Plan”), is hereby amended, effective as of March 21, 2013, as follows:

Section 4.01 of the Plan is amended by adding a new sentence at the end of that Section to read as follows:

Subject to any applicable adjustment in accordance with Section 11.07, effective as of the date of the Company’s 2013 Annual Meeting of Shareholders, the total number of shares authorized to be issued under the Plan (including with respect to Awards of Incentive Stock Options) shall be increased from 7,200,000 to 10,200,000; provided, that such increase is approved by the shareholders of the Company at the 2013 Annual Meeting of Shareholders.

A-1

APPENDIX B

New Downes Employment Agreement

This Amended and Restated Employment Agreement (this “Agreement”), dated as of the 22nd day of February, 2013, between Universal Insurance Holdings, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, having its principal place of business at 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309 (the “Company”), and Sean Downes (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company is engaged in the insurance and financial services industry; and

WHEREAS, Executive currently serves as Senior Vice President and Chief Operating Officer of the Company; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that Executive should become the President and Chief Executive Officer of the Company; and

WHEREAS, the Company and Executive are parties to an Employment Agreement, January 1, 2005, as amended (the “Prior Agreement”) and now desire to amend and restate the terms of the Prior Agreement to acknowledge Executive’s new positions and compensation with the Company and to provide for the continued employment of Executive on the terms set forth in this Agreement; and

WHEREAS, the Company and Executive desire to enter into this Agreement so that the rights, duties, benefits and obligations of each in respect of the employment of Executive for and by the Company will be fully set forth under the terms and conditions stated herein upon the execution hereof; and

WHEREAS, the Board has approved the employment of Executive upon the terms and conditions set forth herein by a resolution issued by it, and have authorized the execution and delivery of this Agreement.

NOW, therefore, in consideration of the mutual promises contained herein, including the continuation of Executive’s employment, and for other good and valuable consideration, the Company and Executive agree as follows:

1. EMPLOYMENT

The Company hereby employs Executive as its President and Chief Executive Officer. Executive hereby accepts such employment and agrees to perform the services and duties specified herein or as assigned to him from time to time by the Board.

2. TERM

Subject to the terms and conditions herein, the term of the employment of Executive under this Agreement (“Term”) is effective as of February 22, 2013 (the “Effective Date”) and shall terminate on December 31, 2015, unless extended in accordance with this section or by written instrument executed by the Company after review and approval of such extension by the Board (“Expiration Date”), so that at the Expiration Date of this Agreement there shall be no automatic extension of the Term of employment under this Agreement.

3. DISABILITY

If, during the Term, Executive shall become unable to perform his duties as provided for herein by reason of illness or injury for a consecutive period of ninety (90) days, then the Company after that ninety (90) day period may, on thirty (30) days’ prior written notice to Executive, suspend the officership held by Executive. In the event of such suspension, Executive shall remain an employee of the Company and receive his compensation and all of his fringe benefits as set forth below in Sections 6 and 8, respectively, for the lesser of (i) one (1) year from the date of such suspension or (ii) the remaining Term (the “Suspension Period”). If during the Suspension Period, Executive returns to perform his duties as provided for herein, and there is no physical or mental inability to perform such duties, then Executive shall resume the officership and the Company shall continue payment of his full compensation and all of his fringe benefits as set forth below in Sections 6 and 8, respectively. Executive’s employment with the Company shall terminate at the end of the Suspension Period if Executive has not returned by the end of the Suspension Period to the full-time performance of his duties hereunder.

4. TERMINATION FOR CAUSE

Executive’s employment under this Agreement may be immediately terminated by the Company for “cause” at any time, upon written notice to Executive, after which all obligations of the Company to Executive shall thereupon cease. And any accrued but not paid benefits hereunder shall then no longer be an obligation of the Company. For the purposes of this Agreement, the term “cause” when used with reference to the termination of this Agreement, shall mean only any or all of the following:

(a) Executive’s absence from his employment for any reason other than sickness or injury, at substantially all times during a period of ninety (90) consecutive days;

(b) Failure on the part of Executive to (i) follow material instructions or policy of the Board given or adopted in good faith, or (ii) carry out an agreed policy or course of action as determined by (a) the Board or (b) a committee of the Board or (c) carry out the directions of the Board, any or all of which is or may be to the detriment of the Company;

(c) Willful misconduct or gross negligence of Executive in connection with the performance of his duties; or

(d) Executive has been convicted of or has pled guilty to an indictable offense or felony in any jurisdiction in the United States, either State or Federal.

5. DUTIES

(a) Executive shall perform the following duties in connection with his employment, all of which shall be subject to the paramount directions of the Board:

(i) To serve as President and Chief Executive Officer of the Company and to perform all such duties, authority and responsibilities associated with such positions as provided in the by-laws of the Company or as assigned to Executive from time to time by the Board; and

(ii) To direct in the formulation of its business policy and strategic direction and business affairs and to lead the Company’s dealings with other companies, in its regulatory affairs, and in its dealings with banks, other financial institutions and other groups and institutions; and

(iii) To undertake such specific assignments, consistent with his office and position, as may be given to him from time to time by the Board; and

(iv) Subject to the nominating and governance procedures of the Board and to election or reelection by the Company shareholders, to continue to serve as a director of the Company and also if elected, to serve, without additional consideration, as a director of any subsidiary or affiliate of the Company.

(b) Executive shall devote his best efforts and skills to the affairs of the Company, and to the performance of the duties set forth in this Section 5 on a full-time basis. Executive shall not participate in any “outside business” activity that will either (i) interfere with, or (ii) be a conflict of interest with the performance of Executive’s duties, activities and employment pursuant to this Agreement. The foregoing notwithstanding, Executive has disclosed to the Company his other outside business interests (“Outside Business Interests”) which are listed on Schedule “1” hereto and the Company with this full knowledge has consented to Executive’s continuance thereof. Moreover, the Company agrees to permit Executive to involve himself in other similar Outside Business Interests, on condition that they similarly be disclosed and are added to Schedule “1” prior to their being commenced. The failure to disclose and list any Outside Business activity on Schedule “1” shall be prima facie a breach of this provision. Executive may also invest his assets and manage, protect and support the profitability of such assets, as well as devote such reasonable time as is required by such Outside Business Interests, subject to the limitations set forth in this Section 5(b).

6. COMPENSATION

(a) Base Salary

Executive shall receive from the Company, or in the aggregate from any of its subsidiaries, for the discharge of Executive’s duties and activities on behalf of the Company as provided for herein, an annual salary (“Base Salary”) of $2,000,000, which shall be paid by the Company to Executive in equal and regular installments not less frequently than monthly, in accordance with the Company’s policy for payment of employee salaries and which shall be increased by 7.25% on each of January 1, 2014 and January 1, 2015 over the rate in effect immediately prior to such dates; provided, however, that Executive has remained in the full-time employment of the Company on the date of each such increase.

(b)	Annual Bonus

Executive shall receive an annual bonus of 3% of the Company’s pre-tax income up to $5,000,000 and 4% of the Company’s pre-tax income over $5,000,000 (the “Annual Bonus”), which shall be computed as at December 31 of each year of the Term of this Agreement; provided, however, that in no event shall any Annual Bonus be paid to Executive later than March 15 of the year following the year in which it was earned; and provided, further, that the payment of any Annual Bonus pursuant to this Section 6(b) shall be contingent upon the Company’s shareholders approving the bonus formula described in this Section 6(b) at the annual meeting of shareholders in 2013, and should the Company’s shareholders fail to approve the bonus formula described in this Section 6(b), the bonus formula in the Prior Agreement shall continue to apply in lieu of the formula set forth above.

(c) Award of Restricted Stock Units

Subject to Executive’s continued employment through the applicable grant date, Executive will receive a total of 1,500,000 restricted shares of common stock of the Company in three separate grants of restricted stock as provided below:

(i) A time-based grant of 500,000 restricted shares granted on a date specified by the Compensation Committee of the Board (the “Compensation Committee”) in April, 2013 and vesting on April 7, 2014;

(ii) A time-based grant of 500,000 restricted shares granted on a date specified by the Compensation Committee in April, 2014 and vesting on April 7, 2015; and

(iii) A time- and performance-based grant of 500,000 restricted performance shares granted on April 1, 2015 and vesting on March 15, 2016 and upon achievement of one or more performance measures discussed with Executive prior to such grant and approved by the Compensation Committee in connection with such grant.

No grant shall occur unless Executive has remained in the continuous full-time employ of the Company through the applicable grant date or if Executive’s employment has ended for any reason (including death) prior to the applicable grant date, and no award, once granted, shall vest unless Executive remains in the continuous employ of the Company through the applicable vesting date or if Executive’s employment has ended for any reason (including death) prior to the applicable vesting date. Each grant shall be subject to the terms and conditions of the applicable restricted stock award and shall be governed by the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan (the “Plan”) and other applicable award documentation.

7. OPTIONS AND WARRANTS

From time to time, the Company may grant to Executive options or warrants to purchase the Company’s common stock. The Company shall enter into an option or warrant agreement for the issuance of such options or warrants in such event.

8. FRINGE BENEFITS

In addition to the base compensation set forth in Sections 6 and 7 above, Executive shall be entitled to receive the following benefits:

(a) Any benefits under group hospitalization, health, dental care or sick leave plan, life or other insurance or death benefit plan, travel or accident insurance, or contingent compensation plan, or any other present or future plan, including any qualified retirement plan, for which any employees are or shall become eligible. If Executive is not eligible for health benefits as described above, by reason of age, location or otherwise, then Executive shall be provided equivalent benefits determined at the election of the Company. Executive shall be eligible to receive the foregoing benefits during the six (6) month period following the termination of his employment under this Agreement, except if this Agreement is terminated for cause, and after that six (6) month period, Executive shall be entitled to COBRA benefits; and

(b) An annual vacation of up to thirty (30) days, whether taken individually or consecutively (“Vacation Period”), at such time or times as shall be approved by the Company, and which approval shall not be unreasonably withheld. Full compensation shall be paid during any Vacation Period. Any portion of any Vacation Period not used within any year shall be accrued and will accumulate, and may be used by Executive at any time during his employment in accordance with the provisions of this Section 8. If Executive has not used all of his accrued and accumulated vacation time at the termination of his employment, the Company shall pay any unused vacation to Executive in a lump sum within ninety (90) days following his termination of employment; and

(c) Executive may incur and shall be reimbursed for reasonable expenses that are related to the Company’s business, including expenses for entertainment, travel and similar items (“Approved Reimbursable Expenses”). All such reimbursement of Approved Reimbursable Expenses shall be made within thirty (30) days of receipt by the Company from Executive of an itemized account and if necessary proper substantiation of Approved Reimbursable Expenses. In order to facilitate the payment of the Approved Reimbursable Expenses, the Company may at its option furnish Executive with Company acquired credit cards as may be available to all other executive officers of the Company; and

(d) Executive shall be given a private office with secretarial help and any and all reasonable facilities and services so as to be suitable with his position as President and Chief Executive Officer, and so as to assist in the performance of his duties and activities; and

(e) Executive shall be given an automobile allowance or automobile lease plan to the extent of six thousand dollars ($6,000.00) per annum, paid in arrears in twelve (12) equal monthly installments, to be used to defray acquisition expense for an automobile, as well as insurance and maintenance expenses for the automobile.

9. SECTION 409A COMPLIANCE

The provisions of this Section 9 shall apply notwithstanding any provision of this Agreement related to the timing of payments following Executive’s resignation.

(a) If, at the time of Executive’s resignation of employment with the Company, Executive is a Specified Employee (as defined below), then any outstanding awards payable under the Plan and any other amounts payable under this Agreement that the Company determines constitute deferred compensation within the meaning of Section 409A of the Code and which are subject to the six-month delay required by Treas. Reg. Section 1.409A-1(c)(3)(v), shall be delayed and not paid to Executive until the first business day following the six-month anniversary of Executive’s date of resignation (the “Short-Term Deferral Date”), at which time such delayed amounts will be paid to Executive in a cash lump sum (the “Catch-Up Amount”). If payment of an amount is delayed as a result of this Section 9(a), such amount shall be increased with interest from the date on which such amount would otherwise have been paid to Executive but for this Section 9(a) to the day prior to the date the Catch-Up Amount is paid. The rate of interest shall be the applicable short-term federal rate applicable under Section 7872(f)(2)(A) of the Code for the month in which the date of Executive’s resignation occurs. Such interest shall be paid at the same time that the Catch-Up Amount is paid. If Executive dies on or after the date of Executive’s resignation and prior to the Short-Term Deferral Date, any amount delayed pursuant to this Section 9(d) shall be paid to Executive’s estate or beneficiary, as applicable, together with interest, within 30 days following the date of Executive’s death.

(b) “Specified Employee” has the meaning set forth in Section 409A(a)(2)(B)(i) of the Code. The determination of whether Executive constitutes a Specified Employee on the date of his resignation shall be made in accordance with the Company’s established methodology for determining Specified Employees.

(c) “Separation from Service” means a “separation from service” from the Company within the meaning of the default rules under the final regulations issued pursuant to Section 409A of the Code. For purposes of this Agreement, the terms “terminate,” “terminated,” “termination” and “resignation” mean a termination of Executive’s employment that constitutes a Separation from Service.

(d) For purposes of applying the provisions of Section 409A of the Code to this Agreement, each separately identifiable amount to which Executive is entitled under this Agreement shall be treated as a separate payment. To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Section 409A, such reimbursements and in-kind benefit payments shall be made in accordance with Section 409A, and payments of such reimbursements or in-kind benefits shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense is incurred.

10. CHANGE IN CONTROL

Notwithstanding any other provision to the contrary, the following provisions will govern in the event a Change in Control (as defined herein) occurs during the Term:

(a) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a consolidation or a merger having the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions other than in the ordinary course of business of the Company) of all, or substantially all, of the assets of the Company to any corporation, person or other entity which is not a direct or indirect wholly-owned subsidiary of the Company, or (ii) any person, group, corporation or other entity (collectively, “Persons”) shall acquire beneficial ownership (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated hereunder) of 50% or more of the Company’s outstanding common stock; provided, however, that in all cases, any such event described in this Section 10(a) will not be determined to constitute a Change in Control unless the event constitutes either a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, as such terms are described in Treasury Regulation Section 1.409A-3(i)(5).

(b) If a Change in Control occurs during the Term as defined in Section 10(a) above and Executive’s employment with the Company is involuntarily terminated by the Company other than for cause or Executive resigns for Good Reason (as defined in Section 10(e) below) upon or within twenty-four (24) months following such Change in Control (notwithstanding the expiration of the Term), then, in lieu of any severance or other amounts payable by the Company under this Agreement or otherwise in connection with the termination of employment, the Company shall pay to Executive no later than the sixtieth day following such termination of employment a cash lump sum amount equal to (i) forty-eight (48) months’ base salary and (ii) two times any bonuses paid in respect of the preceding fiscal year.

(c) If a Change in Control occurs as defined in Section 10(a) above, then all options or warrants granted to Executive shall immediately vest and become exercisable. Such acceleration of the vesting of options or warrants shall be in addition to, and shall have no effect on, any payments accrued pursuant to Section 10(b).

(d) Notwithstanding anything in this Agreement to the contrary, in the event that it is determined by an independent accounting firm chosen by mutual agreement of the parties that any economic benefit, payment or distribution by the Company to or for the benefit of Executive, whether paid, payable, distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (such excise tax referred to in this Agreement as the “Excise Tax”), then the value of any such Payments payable under this Agreement which constitute “parachute payments” under Section 280G(b)(2) of the Code, as determined by the independent accounting firm, will be reduced so that the present value of all Payments (calculated in accordance with Section 280G of the Code and the regulations thereunder), in the aggregate, is equal to 2.99 times Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

(e) For purposes of this Section 10, “Good Reason” shall mean (i) any material diminution in Executive’s title, duties or reporting responsibilities, (ii) a material reduction in Executive’s compensation or the failure to pay Executive any material amount of compensation when due or (iii) a material breach of this Agreement by the Company.

11. DISCLOSURE OF INFORMATION AND NON-COMPETITION

(a) Executive recognizes and acknowledges that during the course of his employment he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. During the Term of this Agreement and following termination of his employment hereunder and for a term of two years, Executive will not disclose information, including any trade secrets or confidential information of the Company obtained during the course of his employment with the Company, except such information as may have become part of the public domain through no fault of Executive, which public domain determination shall only be made by the Company in a written acknowledgment made at the request of Executive, before Executive may be free to disclose any such claimed public domain information.

(b) During the Term and for two years thereafter, Executive will not, directly or indirectly, engage in any business enterprise or activity competitive with the business of the Company either as an employee, consultant, partner, shareholder, or in any other capacity. Further, Executive agrees that he will not either during or within two years subsequent to the termination of his employment, disturb, entice, hire or in any other manner attempt to persuade any employee, dealer, supplier or customer of the Company to discontinue its business relationship with the Company.

(c) Executive and the Company acknowledge that it would be very difficult or impossible to measure the damages resulting from a breach of this Section 11, and that any such breach would cause immediate and irreparable harm. Therefore, in consequence of the foregoing, Executive hereby agrees that any breach or threatened breach by him of any provision of this Section 11 shall entitle the Company, in addition to any other legal remedies available to it, to obtain from any Court of competent jurisdiction a temporary and permanent injunction in order to enjoin such breach or threatened breach, without the necessity on the part of the Company, in any application for such injunctive relief (a) to show immediate and irreparable harm, (B) likelihood of success on the merits, and (c) to post any bond or undertaking, all of which would be a requirement of such an application absent this covenant waiving those requirements. Executive also covenants that the service of any papers to commence any legal proceedings, including proceedings to obtain injunctive relief, may be done by utilizing Federal Express in lieu of any other form of personal delivery of the process or orders of the Court and upon doing so the service and notice provisions for the commencement of legal proceedings shall be satisfied.

(d) Notwithstanding any other provision to the contrary, in the event of a Change in Control as defined in Section 10(a) above, this Section 11 will not apply.

12. DEATH DURING EMPLOYMENT

Except as provided above, if Executive dies during the Term, then the Company shall pay to his beneficiaries or, if no beneficiaries have been named, to his estate, compensation which would otherwise be payable to Executive for the shorter of (i) one (1) year from the date of his death, or (ii) the period ending on the Expiration Date of this Agreement.

13. PATENTS, COPYRIGHTS AND PROPRIETARY RIGHTS

During the Term, all work product emanating directly and/or indirectly from Executive’s duties and activities effected on behalf of the Company (“Work Product”) shall be exclusively owned by the Company. If any such Work Product is the subject of an application for patent, copyright, trade mark or similar proprietary protection (“Application”), then regardless of the name of the person or entity submitting the Application, Executive hereby acknowledges the Company’s exclusive rights in and to the Application for proprietary protection. If the Application results in the issuance of the requested proprietary protection, e.g., a patent or copyright, then Executive hereby acknowledges the Company’s exclusive ownership therein, and Executive will execute any documents necessary to give effect and implement this ownership, including but not limited to an assignment of the Application and/or the issued proprietary protection.

14. NOTICE

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and actually delivered, or if sent either by Federal Express, hand-delivery, e-mail, or postage prepaid, by certified mail, return receipt requested, with a copy by ordinary mail, to the addresses below:

As to Company	Universal Insurance Holdings, Inc. 1110 West Commercial Boulevard Fort Lauderdale, Florida 33309 Attn: Chairman, Compensation Committee of the Board of Directors

As to Executive:	To Executive’s most recent address on file with the Company

or to such other address as either party shall designate by written notice to the other.

15. ASSIGNMENT

The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive acknowledges that the services to be rendered by him are unique and personal, and accordingly, he may not assign any of his rights, duties, obligations or benefits under this Agreement.

16. ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding of the Company and Executive with respect to the subject matter hereof, and shall incorporate, merge and supersede all prior agreements and understandings between the Company and Executive, either oral or written, if any. This Agreement supersedes and replaces the Prior Agreement and all amendments to the Prior Agreement. No modification, change or amendment to this Agreement, shall be binding upon the Company or Executive unless the same is in writing, and signed by the party against whom enforcement of the modification, change or amendment is sought to be enforced.

17. MISCELLANEOUS

(a) This Agreement and the implementation of it shall be subject to and governed by the laws of the State of Florida applicable to contracts fully executed and performed in such State, and any legal proceedings relating to (i) the interpretation or enforcement of any of the provisions of this Agreement, or (ii) any dispute relating to the employment relationship created by the Agreement, shall only be brought in the Circuit Court of the State of Florida, in and for the County of Palm Beach.

(b) The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

(c) The failure of any provision of this Agreement shall in no manner affect the right to enforce the remainder of this Agreement, and the waiver by either the Company or Executive of any breach of any provision of this Agreement shall not be construed to be a waiver by the Company or Executive of any succeeding breach of such provision or a waiver by such party of any breach of any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Executive:

/s/ Sean Downes
Sean Downes
UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Bradley I. Meier
Bradley I. Meier President and Chief Executive Officer

APPENDIX C

Springer Employment Agreement

This employment agreement (“Agreement”), dated as of February 22, 2013 is between Universal Insurance Holdings, Inc. a Delaware corporation (the “Company”), and Jon Springer (“Executive”).

WHEREAS, the parties wish to establish the terms of Executive’s employment with the Company;

WHEREAS, Executive is currently a party to an Employment Agreement with Blue Atlantic Reinsurance Company (“Blue Atlantic”), a wholly-owned subsidiary of the Company, dated June 15, 2006 (the “Prior Agreement”); and

WHEREAS, Executive and the Company now desire to cause the Prior Agreement to be terminated and Executive and the Company desire to enter into this Agreement to supersede and replace the Prior Agreement.

Accordingly, the parties agree as follows:

1. Employment and Acceptance. The Company will employ Executive, and Executive will accept employment, subject to the terms of this Agreement, as of February 22, 2013 (“Effective Date”).

2. Term. Subject to earlier termination pursuant to Section 5, this Agreement and the employment relationship hereunder will continue from the Effective Date until December 31, 2014. As used in this Agreement, the “Term” means the period beginning on the Effective Date and ending on the date Executive’s employment terminates in accordance with this Section 2 or Section 5. In the event that Executive’s employment terminates, the Company’s obligation to continue to pay all Base Salary and other benefits then accrued will terminate except as may be provided for in Section 5. The parties acknowledge that the Company’s offices and headquarters are currently located in Miami, Florida; however, the situs of Executive’s employment shall be Eagan, Minnesota.

3. Duties and Title.

3.1 Title. The Company will employ Executive to render full-time services to the Company, its parent, its subsidiaries and its affiliates (singularly, “Related Company” or collectively, “Related Companies”). The Company will employ Executive as Senior Vice President and Chief Operating Officer of the Company, reporting to the Chief Executive Officer of the Company.

3.2 Duties. Executive will have such authority and responsibilities and will perform such duties assigned to him from time to time by the Chief Executive Officer of the Company, commensurate with his position. Executive will devote all Executive’s full working-time and attention to the performance of such duties and to the promotion of the Company’s or a Related Company’s business and interests.

Jon Springer

Employment Agreement

3.3 Other Business Activities. Executive may not engage in any activity that conflicts with the Company’s or a Related Company’s interests or would materially interfere with the performance of Executive’s duties to the Company, as determined by the Company in its sole discretion. Executive may not hold, directly or indirectly, an ownership interest of more than 2% in any entity which competes with the Company or a Related Company, as determined by the Company in its sole discretion.

4. Compensation and Benefits by the Company. As compensation for all services rendered pursuant to this Agreement, the Company will provide Executive the following during the Term:

4.1 Base Salary. The Company will pay Executive an annual base salary of $1,250,000, payable in accordance with the Company’s customary payroll practices, which shall be increased by 7.25% on January 1, 2014 over the rate in effect on the Effective Date (“Base Salary”).

4.2 Annual Bonus. Executive shall receive an annual bonus of 2.5% of the Company’s pre-tax income, which shall be computed as at December 31 of each year of the Term of this Agreement (with such bonus for calendar year 2013 based on January 1, 2013 and not the Effective Date) (the “Annual Bonus”); provided, however, that in no event shall any bonus due and owing under this Section 4.2 be paid to Executive later than March 15 of the year following the year in which it was earned; and provided, further, that the payment of any bonus pursuant to this Section 4.2 shall be contingent upon the Company’s shareholders approving the bonus formula described in this Section 4.2 at the Company’s annual meeting of shareholders in 2013, and should the Company’s shareholders fail to approve the bonus formula described in this Section 4.2, Executive shall have no right or entitlement under this Section 4.2. For the avoidance of doubt, if Executive has earned a bonus under this Section 4.2, he need not be employed on the bonus payment date to receive such bonus, provided, except as otherwise provided below, that he is employed through December 31 of the year to which the bonus relates.

4.3 Participation in Executive Benefit Plans. Executive is entitled, if and to the extent eligible, to participate in the Company’s benefit plans generally available to Company employees in similar positions. In addition to, and not in limitation of, the foregoing, during the Term, Executive shall (1) have the right to participate in a 401(k) plan available to employees of the Company, (2) receive life insurance with a coverage limit equal to $1 million, (3) receive medical, dental and disability insurance with a coverage limit equal to $500,000, and (4) receive a monthly car allowance of $600. Executive is eligible to participate in the Company’s equity incentive plans, including the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan (the “Plan”), as it may be amended from time to time, at the sole discretion of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”).

Jon Springer

Employment Agreement

4.4 Restricted Stock Grants. Subject to his continued employment through the applicable grant dates and vesting dates (except as otherwise provided herein), Executive is entitled to receive (1) a time-based award of 250,000 restricted shares granted on a date specified by the Compensation Committee in April, 2013 and vesting in April, 2014, and (2) a time-based award of 250,000 restricted shares granted on a date specified by the Committee in April, 2014 and vesting on December 31, 2014. No grant shall occur unless Executive has remained in the continuous full-time employ of the Company through the applicable grant date or if Executive’s employment has ended for any reason (including death) prior to the applicable grant date, and, except as provided in Section 5, no award, once granted, shall vest unless Executive remains in the continuous employ of the Company through the applicable vesting date or if Executive’s employment has ended for any reason (including death) prior to the applicable vesting date. Each grant shall be subject to the terms and conditions of the applicable restricted stock award and shall be governed by the Plan and other applicable award documentation.

4.5 Vacation. Executive will receive four (4) weeks of paid vacation per fiscal year (prorated for any partial year), subject to the Company’s standard vacation policies. Any unused vacation shall be paid to Executive upon the Company’s termination of Executive’s employment without Cause or Executive’s termination of his employment from the Company for Good Reason (each as defined below).

4.6 Expense Reimbursement. The Company will reimburse Executive for all appropriate business expenses Executive incurs in connection with Executive’s duties under this Agreement in accordance with the Company’s policies as in effect from time to time.

5. Termination of Employment.

5.1 Payment Upon Termination. If Executive’s employment terminates for any reason, Executive will receive, within 30 days of termination, a lump sum cash payment equal to (1) accrued but unpaid Base Salary through the date of termination, (2) any employee benefits Executive may be entitled to pursuant to the Company’s employee benefit plans through the date of termination and (3) expenses reimbursable under Section 4.6 incurred but not yet reimbursed to Executive through the date of termination (collectively, the “Accrued Obligations”).

Jon Springer

Employment Agreement

5.2 Termination With Cause. The Company has the right, at any time during the Term, to terminate Executive’s employment with the Company for Cause (as defined below) by giving written notice to Executive as described in this Section 5.2 below. Prior to the effectiveness of termination for Cause under subclause (i), (ii), (iii) or (v) below, Executive shall be given thirty (30) calendar days’ prior written notice from the Company, specifically identifying the reasons which are alleged to constitute Cause for any termination pursuant to the aforementioned subclauses, and an opportunity to be heard by the Company in the event Executive disputes such allegations; provided, however, that the Company shall have no obligation to continue to employ Executive following such thirty (30) calendar day notice period. Prior to the effectiveness of termination for Cause under subclause (iv) below, Executive shall be given thirty (30) calendar days’ prior written notice from the Company, specifically identifying the reasons which are alleged to constitute Cause for any termination under such subclause, and, in the event Executive disputes such allegations, an opportunity to be heard by the Company and to cure the actions, events or circumstances giving rise to such allegations; provided, however, that the Company shall have no obligation to continue to employ Executive Company shall have no obligation to continue to employ Executive following such thirty (30) calendar day notice period unless such allegations are cured to the Company’s reasonable satisfaction. The Company’s termination of Executive’s employment for Cause under subclause (vi) below shall be effective immediately upon the Company’s written notice to Executive. If the Company terminates Executive’s employment for Cause, the Company’s obligation to Executive shall be limited solely to the Accrued Obligations. For purposes of this Agreement, “Cause” means, as determined by the Chief Executive Officer (or his designee), any of the following: (i) Executive’s abuse of alcohol or any controlled substance; (ii) a willful act of fraud, dishonesty or breach of fiduciary duty on the part of Executive with respect to the business or affairs of the Company; (iii) knowing and material failure by Executive to comply with material applicable laws and regulations or professional standards relating to the business of the Company; (iv) Executive’s documented and continuing unsatisfactory performance of his duties hereunder (as documented in at least one performance improvement plan to Executive) or a material breach by Executive of this Agreement except, in each case, where such failure or breach is caused by the illness or other similar incapacity or disability of Executive; (v) Executive being subject to an inquiry or investigation by a governmental authority or self-regulatory organization such that the existence of such inquiry or investigation may result in damage to the Company’s business interests, licenses, reputation or prospects; or (vi) Executive has been convicted of or has pled guilty to any felony.

5.3 Payment Upon Termination Without Cause. If during the Term the Company terminates Executive’s employment without Cause (which may be done at any time without prior notice), the Company will pay Executive on the sixtieth (60th) day following the date of such termination of employment, in addition to the Accrued Obligations, (1) a lump-sum cash payment equal to Executive’s then-current Base Salary for a period of twelve (12) months, (2) payment for the prorated share of Executive’s Annual Bonus pursuant to Section 4.2 for the year in which termination without Cause occurs, and (3) a lump-sum cash payment equal to the cost of COBRA coverage for Executive and his dependents for twelve (12) months, provided that Executive executes and delivers to the Company a valid and irrevocable release agreement in a form reasonably acceptable to the Company by no later than forty-five (45) days following the date of such termination of employment without Cause. Additionally, any restricted stock award granted in accordance with Section 4.4 prior to the date of Executive’s termination without Cause shall fully vest immediately prior to such termination without Cause; for the avoidance of doubt, Executive shall not be entitled to any award under Section 4.4 which has not been granted prior to such termination without Cause. The Company will have no obligation to provide the benefits set forth in this Section 5.3 in the event that Executive breaches the provisions of Section 7.

Jon Springer

Employment Agreement

5.4 Payment Upon Termination For Good Reason. If during the Term Executive terminates his employment with the Company for Good Reason by giving notice as provided in this Section 5.4, the Company will pay Executive on the sixtieth (60th) day following the date of such termination of employment, in addition to the Accrued Obligations, (1) a lump-sum cash payment equal to Executive’s then-current Base Salary for a period of twelve (12) months, (2) payment for the prorated share of Executive’s Annual Bonus pursuant to Section 4.2 for the year in which termination for Good Reason occurs, and (3) a lump-sum cash payment equal to the cost of COBRA coverage for Executive and his dependents for twelve (12) months, provided that Executive executes and delivers to the Company within a valid and irrevocable release agreement in a form reasonably acceptable to the Company by no later than forty-five (45) days following the date of such termination of employment for Good Reason. Additionally, any restricted stock award granted in accordance with Section 4.4 prior to the date of Executive’s termination for Good Reason shall fully vest immediately prior to such termination with Good Reason; for the avoidance of doubt, Executive shall not be entitled to any award under Section 4.4 which has not been granted prior to such termination for Good Reason. Prior to the effectiveness of termination for Good Reason, the Company shall be given thirty (30) calendar days’ prior written notice from Executive, specifically identifying the reasons which are alleged to constitute Good Reason for termination hereunder, and an opportunity to be heard by Executive in the event the Company disputes such allegations and to cure such allegations; provided, however, that Executive shall have no obligation to remain employed by the Company following such thirty (30) calendar day notice period unless such allegations are cured to Executive’s reasonable satisfaction. As used in this Section 5.4, “Good Reason” means any of the following without Executive’s prior written consent: (i) assignment to Executive of duties materially inconsistent with Executive’s position hereunder; (ii) failure to pay Executive’s Base Salary in accordance with Section 4.1 hereof; (iii) failure to pay Executive’s Annual Bonus pursuant to Section 4.2; (iv) requiring Executive to move his situs of employment more than twenty (20) miles from his situs of employment prior to such move; or (v) the Company’s material breach of this Agreement.

5.5 Voluntary Termination Without Good Reason. Executive may voluntarily terminate his employment with the Company without Good Reason at any time by giving written notice to the Company, which termination shall be effective thirty (30) days from the date of such written notice. If Executive voluntarily terminates his employment without Good Reason, the Company’s obligation to Executive shall be limited solely to the Accrued Obligations.

5.6 Termination Because of Death. If Executive’s employment terminates because of Executive’s death, within thirty (30) days of termination, the Company will pay to Executive’s estate the Accrued Obligations, payment for the prorated share of Executive’s Annual Bonus pursuant to Section 4.2 for the year in which termination occurs and a lump-sum cash payment equal to Executive’s ending Base Salary for the lesser of (i) one (1) year from the date of Executive’s death or (ii) the remaining Term, and any employee benefits Executive may be entitled to pursuant to the Company’s employee benefit plans through such period; provided, however, that benefit payments under any employee benefit plan shall be paid to Executive’s beneficiary or beneficiaries designated pursuant to such employee benefit plans in lieu of to his estate.

Jon Springer

Employment Agreement

5.7 Suspension or Termination Because of Disability. If, during the Term, Executive shall become unable to perform his duties as provided for herein by reason of Disability (as defined herein), then the Company may, on thirty (30) days’ prior written notice to Executive, suspend the officership held by Executive. In the event of such suspension, Executive shall remain an employee of the Company and receive his compensation and benefits as set forth above in Section 4 for the lesser of (i) one (1) year from the date of such suspension or (ii) the remaining Term (the “Suspension Period”). If during the Suspension Period, Executive returns to perform his duties as provided for herein, and there is no physical or mental inability to perform such duties, then Executive shall resume the officership and the Company shall continue payment of his full compensation and benefits as set forth in Section 4. Executive’s employment with the Company shall terminate at the end of the Suspension Period if Executive has not returned by the end of the Suspension Period to the full-time performance of his duties hereunder. For purposes of this Agreement, “Disability” means a determination by the Company after review of written information provided by Executive’s healthcare provider that, as a result of a physical or mental injury or illness, Executive is unable to perform the essential functions of Executive’s job with or without reasonable accommodation for a period of 90 consecutive days or 90 days in any twelve (12)-month period.

6. Change in Control.

6.1 Termination in Connection with a Change in Control. In the event that, in connection with a Change in Control (as defined below) during the Term, Executive’s employment with the Company is involuntarily terminated by the Company other than for Cause or if Executive resigns for Good Reason upon or within twenty-four (24) months following such Change in Control (notwithstanding the expiration of the Term), then, in lieu of any severance or other amounts payable by the Company under Section 5 of this Agreement or otherwise in connection with Executive’s termination of employment, the Company or its successor shall pay Executive no later than the sixtieth day following such termination of employment in connection with a Change in Control a cash lump sum amount equal to (1) forty-eight (48) months of Executive’s Base Salary at the time of such Change in Control and (2) two times any bonuses paid to Executive for the preceding fiscal year. In addition, upon a Change in Control, all options held by Executive shall vest and become immediately exercisable. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a consolidation or a merger having the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions other than in the ordinary course of business of the Company) of all, or substantially all, of the assets of the Company to any corporation, person or other entity which is not a direct or indirect wholly-owned subsidiary of the Company, or (ii) any person, group, corporation or other entity (collectively, “Persons”) shall acquire beneficial ownership (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated hereunder) of 50% or more of the Company’s outstanding common stock; provided, however, that in all cases, any such event described in this Section 6.1 will not be determined to constitute a Change in Control unless the event constitutes either a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, as such terms are described in Treasury Regulation Section 1.409A-3(i)(5).

Jon Springer

Employment Agreement

6.2 Limitation on Change in Control Payments. Notwithstanding anything in this Agreement to the contrary, in the event that it is determined by an independent accounting firm chosen by mutual agreement of the parties that any economic benefit, payment or distribution by the Company to or for the benefit of Executive, whether paid, payable, distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (such excise tax referred to in this Agreement as the “Excise Tax”), then the value of any such Payments payable under this Agreement which constitute “parachute payments” under Section 280G(b)(2) of the Code, as determined by the independent accounting firm, will be reduced so that the present value of all Payments (calculated in accordance with Section 280G of the Code and the regulations thereunder), in the aggregate, is equal to 2.99 times Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

6.3 For purposes of this Section 6, in addition to the definition above, “Good Reason” will also include (i) any material adverse change in Executive’s title, duties or reporting responsibilities and (ii) with respect to Executive’s title, duties, reporting responsibilities, compensation levels and situs of employment in effect after the expiration of the Term, any material adverse change in such title, duties, reporting responsibilities, compensation levels and situs of employment from those in effect immediately prior to the expiration of the Term.

7. Restrictions and Obligations of Executive.

7.1 Non-Disparagement. Executive will not at any time (whether during or after the Term) publish or communicate to any person or entity any Disparaging remarks, comments or statements concerning the Company or a Related Company, and their respective present and former members, partners, directors, officers, shareholders, employees, agents, attorneys, successors, assigns, clients and agents. The Company will not at any time (whether during or after the Term) cause or assist the then-current Chief Executive Officer or any of its then-current directors to publish or communicate, to any person or entity any Disparaging remarks, comments or statements concerning Executive. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged.

Jon Springer

Employment Agreement

7.2 Confidentiality. During the course of Executive’s employment, Executive has had and will have access to certain trade secrets and confidential information relating to the Company and the Related Companies which is not readily available from sources outside the Company. The parties agree that the business in which the Company engages is highly sales-oriented and the goodwill established between Executive and the Company’s customers and potential customers is a valuable and legitimate business interest worthy of protection under this Agreement. Executive recognizes that, by virtue of Executive’s employment by the Company, Executive is granted otherwise prohibited access to the Company’s confidential and proprietary data which is not known to its competitors and which has independent economic value to the Company and that Executive will gain an intimate knowledge of the Company’s reinsurance business and its policies, customers, employees and trade secrets, and of other confidential, proprietary, privileged or secret information of the Company and its clients (collectively, all such nonpublic information is referred to as “Confidential Information”). This Confidential Information includes, but is not limited to, data relating to the Company’s marketing and servicing programs, procedures and techniques, business, management and personnel strategies, analytic tools and processes, the criteria and formulae used by the Company in pricing its insurance products and claims management, loss control and information management services, the Company’s computer system, reinsurance marketing program and the skill of marketing and selling products, the structure and pricing of special reinsurance products or packages that the Company has negotiated with various underwriters, lists of prospects, customer lists and renewals, the identity, authority and responsibilities of key contacts at clients’ accounts, the composition and organization of clients’ business, the peculiar risks inherent in a client’s operations, highly sensitive details concerning the structure, conditions and extent of a client’s existing insurance and reinsurance coverages, policy expiration dates and premium amounts, commission rates, risk management service arrangements, loss histories and other data showing clients’ particularized insurance requirements and preferences.

Except as required by law or an order of a court or governmental agency with jurisdiction, Executive will not, during the Term or any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor will Executive use it in any way. Executive will take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Executive understands and agrees that Executive will acquire no rights to any such Confidential Information.

At the Company’s request from time to time and upon the termination of Executive’s employment for any reason, Executive will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in Executive’s possession or within Executive’s control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material. If requested by the Company, Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

Jon Springer

Employment Agreement

7.3 Non-Solicitation or Hire. During the Term and for a period of twelve (12) months following the termination of Executive’s employment for any reason, Executive will not directly or indirectly solicit or attempt to solicit or induce, directly or indirectly, (1) any party who is a client, customer or policyholder of the Company or a Related Company, or who was a client, customer or policyholder of the Company or a Related Company at any time during the one (1)-year period immediately prior to the date of termination, for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Company or a Related Company and (2) any employee of the Company or a Related Company or any person who was an employee of the Company or a Related Company during the one (1)-year period immediately prior to the date Executive’s employment terminates to terminate such employee’s employment relationship with the Company or a Related Company, in either case, to enter into a similar relationship with Executive or any other person or any entity in competition with the Company or a Related Company. During the Term and for a period of one (1)-year following the termination of Executive’s employment for any reason, Executive will not enter into an employment relationship, directly or indirectly, with any employee of the Company or a Related Company or any person who was an employee of the Company or a Related Company during the one (1)-year period immediately prior to the date Executive’s employment terminates.

7.4 Non-Competition. During the Term and for a period of twelve (12) months following Executive’s termination of employment for any reason, Executive will not, whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Company or a Related Company, organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit Executive’s name to be used by, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or business organization) or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which engages or proposes to engage in any business conducted by the Company or a Related Company during the one (1)-year period immediately prior to the date Executive’s employment terminates.

7.5 Company Policies. During the Term and all periods thereafter, Executive will remain in strict compliance with the Company’s policies and guidelines, including the Company’s code of business conduct or code of ethics.

8. Representations and Warranties by Executive. Executive represents and warrants the following:

8.1 Skills and Competencies. Any resume, employment history or related information directly or indirectly provided by Executive to the Company, whether orally or in writing, is true, complete and accurate in all respects. Further, Executive is qualified by education and experience to perform the duties contemplated by this Agreement.

8.2 Absence of Restrictions. Executive is not a party to or subject to any restrictive covenants, legal restrictions or other agreements in favor of any entity or person which would in any way preclude, inhibit, impair or limit Executive’s ability to perform Executive’s obligations under this Agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements.

8.3 Absence of Litigation. Within the 5-year period ending on the Effective Date, Executive has not been involved in any proceeding, claim, lawsuit or investigation alleging wrongdoing by Executive in connection with any prior employer before any court or public or private arbitration board or panel.

Jon Springer

Employment Agreement

9. Remedies; Specific Performance. The parties acknowledge and agree that Executive’s breach or threatened breach of any of the restrictions set forth in Section 7 will result in irreparable and continuing damage to the Company and the Related Companies forwhich there may be no adequate remedy at law and that the Company and the Related Companies are entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach. Executive consents to the grant of an injunction (temporary or otherwise) against Executive or the entry of any other court order against Executive prohibiting and enjoining Executive from violating, or directing Executive to comply with, any provision of Section 7. Executive also agrees that such remedies are in addition to any and all remedies, including damages, available to the Company and the Related Companies against Executive for such breaches or threatened or attempted breaches. In addition, without limiting the Company’s and the Related Companies’ remedies for any breach of any restriction on Executive set forth in Section 7, except as required by law, Executive is not entitled to any payments set forth in Sections 5.3 or 5.4 if Executive has breached the covenants contained in Section 7. Executive will immediately return to the Company any such payments previously received under Sections 5.3 or 5.4 upon such a breach and, in the event of such breach, the Company will have no obligation to pay any of the amounts that remain payable by the Company under Sections 5.3 or 5.4.

10. Code Section 409A. The provisions of this Section 10 shall apply notwithstanding any provision of this Agreement related to the timing of payments following Executive’s termination or resignation.

10.1 Delay of Payments. If, at the time of Executive’s termination or resignation with the Company, Executive is a Specified Employee (as defined below), then the Severance Amount, outstanding awards payable under the Plan and any other amounts payable under this Agreement that the Company determines constitutes deferred compensation within the meaning of Section 409A of the Code and which are subject to the six-month delay required by Treas. Reg. Section 1.409A-1(c)(3)(v), shall be delayed and not paid to Executive until the first business day following the six-month anniversary of Executive’s date of termination or resignation (the “Short-Term Deferral Date”), at which time such delayed amounts will be paid to Executive in a cash lump sum (the “Catch-Up Amount”). If payment of an amount is delayed as a result of this Section 10.1, such amount shall be increased with interest from the date on which such amount would otherwise have been paid to Executive but for this Section 10.1 to the day prior to the date the Catch-Up Amount is paid. The rate of interest shall be the applicable short-term federal rate applicable under Section 7872(f)(2)(A) of the Code for the month in which the date of Executive’s termination or resignation occurs. Such interest shall be paid at the same time that the Catch-Up Amount is paid. If Executive dies on or after the date of Executive’s termination or resignation and prior to the Short-Term Deferral Date, any amount delayed pursuant to this Section 10.1 shall be paid to Executive’s estate or beneficiary, as applicable, together with interest, within 30 days following the date of Executive’s death.

10.2 “Specified Employee” has the meaning set forth in Section 409A(a)(2)(B)(i) of the Code. The determination of whether Executive constitutes a Specified Employee on the date of his termination or resignation shall be made in accordance with the Company’s established methodology for determining Specified Employees.

Jon Springer

Employment Agreement

10.3 “Separation from Service” means a “separation from service” from the Company within the meaning of the default rules under the final regulations issued pursuant to Section 409A of the Code. For purposes of this Agreement, the terms “terminate,” “terminated,” “termination” and “resignation” mean a termination of Executive’s employment that constitutes a Separation from Service.

10.4 Separate Payments and Reimbursements. For purposes of applying the provisions of Section 409A of the Code to this Agreement, each separately identifiable amount to which Executive is entitled under this Agreement shall be treated as a separate payment. To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Section 409A, such reimbursements and in-kind benefit payments shall be made in accordance with Section 409A, and payments of such reimbursements or in-kind benefits shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense is incurred.

11. Notice. For purposes of this Agreement, all notices and other communications will be in writing and will be deemed to have been duly given when delivered or if sent either by Federal Express, hand-delivery, e-mail, or postage prepaid, by certified mail, return receipt requested, with a copy by ordinary mail, to the addresses below:

If to Executive:	If to the Company:

Jon Springer To Executive’s most recent address on file with the Company	Universal Insurance Holdings, Inc. 1110 West Commercial Boulevard Fort Lauderdale, Florida 33309 Attn: Janet Conde

or to such other address as any party may have furnished to the other in writing in accordance with this Section 11, except that notices of any change of address is effective only upon actual receipt.

12. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, without limitation, the Prior Agreement; provided, however, that the certain Indemnification Agreement between the Company and Executive, dated November 15, 2012, shall continue in effect following the execution of this Agreement. No severance or other termination payments are payable to Executive under the Prior Agreement or under any other plan or arrangement of the Company in connection with the execution of this Agreement or the termination of the Prior Agreement or Executive’s employment with Blue Atlantic.

Jon Springer

Employment Agreement

13. Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

14. Governing Law: This Agreement and the implementation of it shall be subject to and governed by the laws of the State of Florida applicable to contracts fully executed and performed in such State, and any legal proceedings relating to (i) the interpretation or enforcement of any of the provisions of this Agreement, or (ii) any dispute relating to the employment relationship created by the Agreement, shall only be brought in the Circuit Court of the State of Florida, in and for the County of Dade.

15. Venue. The parties agree that the exclusive venue for any litigation relating to this Agreement will be the state courts located in Broward County, Florida and the United States District Court, Southern District of Florida, Fort Lauderdale Division in Broward County, Florida. The parties waive any rights to object to venue as set forth herein, including any argument of inconvenience for any reason.

16. Assignability by the Company and Executive. Executive consents to and the Company shall have the right to assign this Agreement to its successors or assigns. All covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against the Company’s successors or assigns. The terms “successors” and “assigns” shall include, but not be limited to, any successor upon a Change in Control. Other than to the extent provided in Section 5.6, Executive may not assign this Agreement or the rights and obligations hereunder. Notwithstanding the foregoing, if Executive should die while any amounts would still be payable to him hereunder had he continued to live, then all such amounts (unless otherwise provided herein) shall be paid in accordance with the terms of this Agreement to Executive’s estate.

17. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

18. Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of terms contained herein.

19. Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected or impaired or invalidated. If any court determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court will reduce such scope to the minimum extent necessary to make such covenants valid and enforceable. Executive acknowledges that the restrictive covenants contained in Section 7 are a condition of this Agreement and are reasonable and valid in temporal scope and in all other respects.

Jon Springer

Employment Agreement

20. Tax Withholding. The Company or other payor is authorized to withhold from any benefit provided or payment due hereunder, the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the Company’s opinion to satisfy all obligations for the payment of such withholding taxes.

Jon Springer

Employment Agreement

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

Executive:

/s/ Jon Springer
Jon Springer
UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Bradley I. Meier
Bradley I. Meier President and Chief Executive Officer

APPENDIX D

Donaghy Employment Agreement

This employment agreement (“Agreement”), dated as of March 21, 2013, is between Universal Insurance Holdings, Inc. a Delaware corporation (“Company”), and Stephen J. Donaghy (“Executive”).

WHEREAS, the parties wish to establish the terms of Executive’s employment with the Company.

Accordingly, the parties agree as follows:

1. Employment and Acceptance. The Company will employ Executive, and Executive will accept employment, subject to the terms of this Agreement, effective as of February 22, 2013 (“Effective Date”).

2. Term. Subject to earlier termination pursuant to Section 5, this Agreement and the employment relationship hereunder will continue from the Effective Date until December 31, 2014. As used in this Agreement, the “Term” means the period beginning on the Effective Date and ending on the date Executive’s employment terminates in accordance with this Section 2 or Section 5. In the event that Executive’s employment terminates, the Company’s obligation to continue to pay all Base Salary and other benefits then accrued will terminate except as may be provided for in Section 5.

3. Duties and Title.

3.1 Title. The Company will employ Executive to render full-time services to the Company, its parent, its subsidiaries and its affiliates (singularly, “Related Company” or collectively, “Related Companies”). The Company will employ Executive as Chief Administrative Officer, reporting to the Chief Executive Officer and Chief Operating Officer of the Company.

3.2 Duties. Executive will have such authority and responsibilities and will perform such duties as the Company, its Chief Executive Officer or its Chief Operating Officer may assign, commensurate with his position. Executive will devote all his full working-time and attention to the performance of such duties and to the promotion of the Company’s or a Related Company’s business and interests.

3.3 Other Business Activities. Executive may not engage in any activity that conflicts with the Company’s or a Related Company’s interests or would materially interfere with the performance of Executive’s duties to the Company, as determined by the Company in its sole discretion. Executive may not hold, directly or indirectly, an ownership interest of more than 2% in any entity which competes with the Company or a Related Company, as determined by the Company in its sole discretion.

4. Compensation and Benefits by the Company. As compensation for all services rendered pursuant to this Agreement, the Company will provide Executive the following during the Term:

4.1 Base Salary. The Company will pay Executive an annual base salary of $750,000, payable in accordance with the Company’s customary payroll practices, which shall be increased by 7.25% on January 1, 2014 over the rate in effect on the Effective Date (“Base Salary”).

4.2 Annual Bonus. Executive shall receive an annual bonus of one and one-half percent (1.5%) of the Company’s annual after-tax profit, which shall be computed as at December 31 of each year of the Term of this Agreement (with such bonus for calendar year 2013 based on January 1, 2013 and not the Effective Date) (the “Annual Bonus”); provided, however, that in no event shall any bonus due and owing under this Section 4.2 be paid to Executive later than March 15 of the year following the year in which it was earned; provided, further, that the payment of any bonus pursuant to this Section 4.2 shall be contingent upon the Company’s shareholders approving the bonus formula described in this Section 4.2 at the Company’s annual meeting of shareholders in 2013, and should the Company’s shareholders fail to approve the bonus formula described in this Section 4.2, Executive shall have no right or entitlement under this Section 4.2. For the avoidance of doubt, if Executive has earned a bonus under this Section 4.2, he need not be employed on the bonus payment date to receive such bonus, provided, that he is employed through December 31 of the year to which the bonus relates.

4.3 Participation in Executive Benefit Plans. Executive is entitled, if and to the extent eligible, to participate in the Company’s benefit plans generally available to Company employees in similar positions. Executive is eligible to participate in the Company’s equity incentive plans, including the 2009 Omnibus Incentive Plan, as it may be amended from time to time (“Plan”), at the Company’s sole discretion.

4.4 Vacation. Executive will receive paid vacation of twenty-one (21) business days per fiscal year. Unused vacation days will be forfeited at the end of each fiscal year. Executive is not entitled to payment for unused vacation days upon the termination of employment. Notwithstanding the foregoing, for the fiscal year containing the Effective Date, Executive will receive twenty-one (21) business days of paid vacation.

4.5 Expense Reimbursement. The Company will reimburse Executive for all appropriate business expenses Executive incurs in connection with Executive’s duties under this Agreement in accordance with the Company’s policies as in effect from time to time.

4.6 Automobile Allowance. During the Term, the Company will pay Executive a monthly car allowance of $500 for the purposes of obtaining and maintaining an automobile to facilitate the performance of Executive’s duties.

4.7 Insurance. During the Term, the Company will pay applicable premiums on a $1,000,000 term life insurance policy on Executive payable to Executive’s designee.

4.8 Restricted Stock Grants. Subject to his continued employment through the applicable grant dates and vesting dates (except as otherwise provided herein), Executive is entitled to receive (1) a time-based award of 100,000 restricted shares granted on a date specified by the Compensation Committee in April, 2013 and vesting in April, 2014, and (2) a time-based award of 200,000 restricted shares granted on a date specified by the Committee in April, 2014, with 100,000 of such restricted shares vesting on December 31, 2014 and the remaining 100,000 restricted shares vesting on December 31, 2015. No grant shall occur unless Executive has remained in the continuous full-time employ of the Company through the applicable grant date or if Executive’s employment has ended for any reason (including death) prior to the applicable grant date, and, except as provided in Section 5, no award, once granted, shall vest unless Executive remains in the continuous employ of the Company through the applicable vesting date or if Executive’s employment has ended for any reason (including death) prior to the applicable vesting date. Each grant shall be subject to the terms and conditions of the applicable restricted stock award and shall be governed by the Plan and other applicable award documentation.

4.9 Subject to his continued employment through the applicable grant dates and vesting dates (except as otherwise provided herein), Executive is entitled to receive (1) a time-based award of 100,000 restricted shares granted on a date specified by the Compensation Committee in April, 2013 and vesting in April, 2014, and (2) a time-based award of 200,000 restricted shares granted on a date specified by the Committee in April, 2014 and vesting as to (A) 100,000 shares on December 31, 2014 and (B) 100,000 shares on December 31, 2015. No grant shall occur unless Executive has remained in the continuous full-time employ of the Company through the applicable grant date or if Executive’s employment has ended for any reason (including death) prior to the applicable grant date, and, except as provided in Section 5, no award, once granted, shall vest unless Executive remains in the continuous employ of the Company through the applicable vesting date or if Executive’s employment has ended for any reason (including death) prior to the applicable vesting date. Each grant shall be subject to the terms and conditions of the applicable restricted stock award and shall be governed by the Plan and other applicable award documentation.

5. Termination of Employment.

5.1 Payment Upon Termination. If Executive’s employment terminates for any reason, Executive will receive, within 30 days of termination, a lump sum cash payment equal to (1) accrued but unpaid Base Salary through the date of termination, (2) any employee benefits Executive may be entitled to pursuant to the Company’s employee benefit plans through the date of termination and (3) expenses reimbursable under Section 4.5 incurred but not yet reimbursed to Executive through the date of termination.

5.2 Payment Upon Termination Without Cause. If during the Term the Company terminates Executive’s employment without Cause (which may be done at any time without prior notice), within 30 days of termination Executive will receive, in addition to the payment specified in Section 5.1, a lump-sum cash payment equal to Executive’s Base Salary for a period equal to the remaining Term of the Agreement, provided Executive executes (without revocation) a valid release agreement in a form reasonably acceptable to the Company. The Company will have no obligation to provide the benefits set forth in this Section 5.2 in the event that Executive breaches the provisions of Section 6. For purposes of this Agreement, “Cause” means, as determined by Company (or its designee), (1) Executive’s material breach of Executive’s obligations or representations under this Agreement, (2) Executive’s arrest for, conviction of or plea of nolo contendere to a felony, (3) Executive’s acts of dishonesty resulting or intending to result in personal gain or enrichment at the Company’s or a Related Company’s expense, (4) Executive’s fraudulent, unlawful or grossly negligent conduct in connection with Executive’s duties under this Agreement, (5) Executive’s engaging in personal conduct which seriously discredits or damages the Company or a Related Company, (6) contravention of the Company’s specific lawful directions or continuing inattention to or continuing failure to adequately perform the duties described under Section 3.2, (7) Executive’s material breach of the Company’s manuals, written policies, codes or procedures, (8) initiation of a regulatory inquiry, investigation or proceeding regarding Executive’s performance of duties on the Company’s or a Related Company’s behalf or (9) breach of Executive’s covenants set forth in Section 6 below before termination of employment. A termination for Cause is effective immediately or on such other date set forth by the Company.

5.3 Payment Upon Termination for Good Reason. If during the Term Executive terminates Executive’s employment for Good Reason, within 30 days of termination Executive will receive, in addition to the payment specified in Section 5.1, a lump-sum cash payment equal to Executive’s Base Salary for a period equal to the remaining Term of the Agreement, provided Executive executes (without revocation) a valid release agreement in a form reasonably acceptable to the Company. The Company will have no obligation to provide the benefits set forth in this Section 5.3 in the event that Executive breaches the provisions of Section 6. For purposes of this Agreement, “Good Reason” means, without Executive’s consent, the Company’s material breach of the Agreement. Executive must notify the Company in writing within 30 days of the occurrence of any breach constituting Good Reason. Executive must give the Company 30 days following receipt of such written notice to cure the breach.

5.4 Termination Because of Death. If Executive’s employment terminates because of Executive’s death, within 30 days of termination Executive’s legal representatives will receive, in addition to the payments specified in Section 5.1, a lump-sum cash payment equal to Executive’s unpaid Base Salary from the date of termination through the last day of the month in which Executive’s death occurred and any employee benefits Executive may be entitled to pursuant to the Company’s employee benefit plans through such period.

5.5 Termination Because of Disability. The Company may terminate Executive’s employment because of Executive’s Disability. For purposes of this Agreement, “Disability” means a determination by the Company that, as a result of a physical or mental injury or illness, Executive is unable to perform the essential functions of Executive’s job with or without reasonable accommodation for a period of 90 consecutive days or 60 days in any six (6)-month period.

5.6 Termination in Connection with a Change in Control.

(a) Payment. In the event that, in connection with a Change in Control (as defined below) during the Term, Executive’s employment with the Company is involuntarily terminated by the Company other than for Cause or if Executive resigns for Good Reason upon or within twenty-four (24) months following such Change in Control (notwithstanding the expiration of the Term), then, in lieu of any severance or other amounts payable by the Company under Section 5 of this Agreement or otherwise in connection with Executive’s termination of employment, the Company or its successor shall pay Executive no later than the sixtieth day following such termination of employment in connection with a Change in Control a cash lump sum amount equal to twenty-four (24) months of Executive’s Base Salary at the time of such Change in Control. In addition, upon a Change in Control, all options held by Executive shall vest and become immediately exercisable. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (1) there shall be consummated (A) any consolidation or merger in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a consolidation or a merger having the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions other than in the ordinary course of business of the Company) of all, or substantially all, of the assets of the Company to any corporation, person or other entity which is not a direct or indirect wholly-owned subsidiary of the Company, or (2) any person, group, corporation or other entity shall acquire beneficial ownership (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated hereunder) of 50% or more of the Company’s outstanding common stock; provided, however, that in all cases, any such event described in this Section 5.6(a) will not be determined to constitute a Change in Control unless the event constitutes either a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, as such terms are described in Treasury Regulation Section 1.409A-3(i)(5).

(b) Limitation on Change in Control Payments. Notwithstanding anything in this Agreement to the contrary, in the event that it is determined by an independent accounting firm chosen by mutual agreement of the parties that any economic benefit, payment or distribution by the Company to or for the benefit of Executive, whether paid, payable, distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the value of any such Payments payable under this Agreement which constitute “parachute payments” under Section 280G(b)(2) of the Code, as determined by the independent accounting firm, will be reduced so that the present value of all Payments (calculated in accordance with Section 280G of the Code and the regulations thereunder), in the aggregate, is equal to 2.99 times Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

(c) Special Definition of “Good Reason”. For purposes of this Section 5.6, in addition to the definition above, “Good Reason” will also include (i) any material adverse change in Executive’s title, duties or reporting responsibilities and (ii) with respect to Executive’s title, duties, reporting responsibilities, compensation levels and situs of employment in effect after the expiration of the Term, any material adverse change in such title, duties, reporting responsibilities, compensation levels and situs of employment from those in effect immediately prior to the expiration of the Term.

6. Restrictions and Obligations of Executive.

6.1 Non-Disparagement. Executive will not at any time (whether during or after the Term) publish or communicate to any person or entity any Disparaging remarks, comments or statements concerning the Company or a Related Company, and their respective present and former members, partners, directors, officers, shareholders, employees, agents, attorneys, successors, assigns, clients and agents. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged.

6.2 Confidentiality. During the course of Executive’s employment, Executive has had and will have access to certain trade secrets and confidential information relating to the Company and the Related Companies which is not readily available from sources outside the Company. The parties agree that the business in which the Company engages is highly sales-oriented and the goodwill established between Executive and the Company’s customers and potential customers is a valuable and legitimate business interest worthy of protection under this Agreement. Executive recognizes that, by virtue of Executive’s employment by the Company, Executive is granted otherwise prohibited access to the Company’s confidential and proprietary data which is not known to its competitors and which has independent economic value to the Company and that Executive will gain an intimate knowledge of the Company’s business and its policies, customers, employees and trade secrets, and of other confidential, proprietary, privileged or secret information of the Company and its clients (collectively, all such nonpublic information is referred to as “Confidential Information”). This Confidential Information includes, but is not limited to, data relating to the Company’s marketing and servicing programs, procedures and techniques, business, management and personnel strategies, analytic tools and processes, the criteria and formulae used by the Company in pricing its insurance products and claims management, loss control and information management services, the Company’s computer system, reinsurance marketing program and the skill of marketing and selling products, the structure and pricing of special reinsurance products or packages that the Company has negotiated with various underwriters, lists of prospects, customer lists and renewals, the identity, authority and responsibilities of key contacts at clients’ accounts, the composition and organization of clients’ business, the peculiar risks inherent in a client’s operations, highly sensitive details concerning the structure, conditions and extent of a client’s existing insurance and reinsurance coverages, policy expiration dates and premium amounts, commission rates, risk management service arrangements, loss histories and other data showing clients’ particularized insurance requirements and preferences.

Except as required by law or an order of a court or governmental agency with jurisdiction, Executive will not, during the Term or any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor will Executive use it in any way. Executive will take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Executive understands and agrees that Executive will acquire no rights to any such Confidential Information.

At the Company’s request from time to time and upon the termination of Executive’s employment for any reason, Executive will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in Executive’s possession or within Executive’s control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material. If requested by the Company, Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

6.3 Non-Solicitation or Hire. During the Term and for a period of one (1)-year following the termination of Executive’s employment for any reason, Executive will not directly or indirectly solicit or attempt to solicit or induce, directly or indirectly, (1) any party who is a client, customer or policyholder of the Company or a Related Company, or who was a client, customer or policyholder of the Company or a Related Company at any time during the one (1)-year period immediately prior to the date of termination, for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Company or a Related Company and (2) any employee of the Company or a Related Company or any person who was an employee of the Company or a Related Company during the one (1)-year period immediately prior to the date Executive’s employment terminates to terminate such employee’s employment relationship with the Company or a Related Company, in either case, to enter into a similar relationship with Executive or any other person or any entity in competition with the Company or a Related Company. During the Term and for a period of one (1)-year following the termination of Executive’s employment for any reason, Executive will not enter into an employment relationship, directly or indirectly, with any employee of the Company or a Related Company or any person who was an employee of the Company or a Related Company during the one (1)-year period immediately prior to the date Executive’s employment terminates.

6.4 Non-Competition. During the Term and for a period of one (1)-year following the Executive’s termination of employment for any reason, Executive will not, whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Company or a Related Company, organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit Executive’s name to be used by, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or business organization) or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which engages or proposes to engage in any business conducted by the Company or a Related Company during the one (1)-year period immediately prior to the date Executive’s employment terminates.

6.5 Company Policies. During the Term and all periods thereafter, Executive will remain in strict compliance with the Company’s policies and guidelines, including the Company’s code of business conduct or code of ethics.

7. Representations and Warranties by Executive. Executive represents and warrants the following:

7.1 Skills and Competencies. Any resume, employment history or related information directly or indirectly provided by Executive to the Company, whether orally or in writing, is true, complete and accurate in all respects. Further, Executive is qualified by education and experience to perform the duties contemplated by this Agreement.

7.2 Absence of Restrictions. Executive is not a party to or subject to any restrictive covenants, legal restrictions or other agreements in favor of any entity or person which would in any way preclude, inhibit, impair or limit Executive’s ability to perform Executive’s obligations under this Agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements.

7.3 Absence of Litigation. Within the 5-year period ending on the Effective Date, Executive has not been involved in any proceeding, claim, lawsuit or investigation alleging wrongdoing by Executive in connection with any prior employer before any court or public or private arbitration board or panel.

8. Remedies; Specific Performance. The parties acknowledge and agree that Executive’s breach or threatened breach of any of the restrictions set forth in Section 6 will result in irreparable and continuing damage to the Company and the Related Companies for which there may be no adequate remedy at law and that the Company and the Related Companies are entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach. Executive consents to the grant of an injunction (temporary or otherwise) against Executive or the entry of any other court order against Executive prohibiting and enjoining Executive from violating, or directing Executive to comply with, any provision of Section 6. Executive also agrees that such remedies are in addition to any and all remedies, including damages, available to the Company and the Related Companies against Executive for such breaches or threatened or attempted breaches. In addition, without limiting the Company’s and the Related Companies’ remedies for any breach of any restriction on Executive set forth in Section 6, except as required by law, Executive is not entitled to any payments set forth in Sections 5.2 or 5.3 if Executive has breached the covenants contained in Section 6. Executive will immediately return to the Company any such payments previously received under Sections 5.2 or 5.3 upon such a breach and, in the event of such breach, the Company will have no obligation to pay any of the amounts that remain payable by the Company under Sections 5.2 or 5.3.

9. Code Section 409A. Notwithstanding anything herein to the contrary, any payments to be made to Executive under this Agreement shall be made in accordance with Section 409A of the Code. If the Company determines that Executive is not a “specified employee” as defined in Section 409A of the Code as of the date of Executive’s termination, no payment described in Section 5.2 will be paid earlier than the date on which Executive incurs a “separation from service” as that term is defined in Section 409A of the Code. If the Company determines that Executive is a specified employee as of the date of Executive’s termination, no payment described in Section 5.2 will be paid earlier than the date that is six (6) months after the date on which Executive incurs a separation from service, but will be paid during the calendar year following the year in which the termination occurs and within 30 calendar days of the earliest possible date permitted under Section 409A of the Code.

10. Notice. For purposes of this Agreement, all notices and other communications will be in writing and will be deemed to have been duly given when delivered or when mailed by United States registered or certified mail, return receipt requested, first-class postage prepaid, addressed as follows:

If to Executive:	If to the Company:

Stephen J. Donaghy to Executive’s most recent address on file with the Company	1110 West Commercial Boulevard Fort Lauderdale, Florida 33309 Attn: Janet Conde

or to such other address as any party may have furnished to the other in writing in accordance with this Section 10, except that notices of any change of address is effective only upon actual receipt.

11. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

12. Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

13. Governing Law: This Agreement will be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and not to be performed entirely within such state, without regard to conflicts of laws principles.

14. Venue. The parties agree that the exclusive venue for any litigation relating to this Agreement will be the state courts located in Broward County, Florida and the United States District Court, Southern District of Florida, Fort Lauderdale Division in Broward County, Florida. The parties waive any rights to object to venue as set forth herein, including any argument of inconvenience for any reason.

15. Assignability by the Company and Executive. The Company may assign this Agreement, and the rights and obligations hereunder, at any time. Other than to the extent provided in Section 5.4, Executive may not assign this Agreement or the rights and obligations hereunder.

16. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

17. Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of terms contained herein.

18. Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected or impaired or invalidated. If any court determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court will reduce such scope to the minimum extent necessary to make such covenants valid and enforceable. Executive acknowledges that the restrictive covenants contained in Section 6 are a condition of this Agreement and are reasonable and valid in temporal scope and in all other respects.

19. Tax Withholding. The Company or other payor is authorized to withhold from any benefit provided or payment due hereunder, the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the Company’s opinion to satisfy all obligations for the payment of such withholding taxes.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

/s/ Stephen J. Donaghy
Stephen J. Donaghy

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Sean P. Downes
Name: Sean P. Downes
Title: President and Chief Executive Officer

[2013 DONAGHY EMPLOYMENT AGREEMENT SIGNATURE PAGE ]

UNIVERSAL INSURANCE HOLDINGS, INC. 1110 WEST COMMERCIAL BLVD. FORT LAUDERDALE, FL 33309 ATTN: GEORGE DE HEER

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THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	Election of Directors
Nominees
01	Scott P. Callahan	02 Sean P. Downes		03 Darryl L. Lewis		04 Michael A. Pietrangelo	05 Ozzie A. Schindler
06	Reed J. Slogoff	07 Jon W. Springer		08 Joel M. Wilentz, M.D
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2	Approval of an amendment to the Second Amended and Restated 2009 Omnibus Incentive Plan to add 3,000,000 shares of common stock to the reserve available for new awards.							☐	☐	☐
3

Approval of the material terms of the performance goals for performance bonuses in each of the employment agreements of the President and Chief Executive Officer, Senior Vice President and Chief Operating Officer and Chief Administrative Officer of the Company.

								☐	☐	☐
4	Ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

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UNIVERSAL INSURANCE HOLDINGS, INC.

Annual Meeting of Shareholders

June 6, 2013 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints George R. De Heer, with full power of substitution, as the lawful proxy of the undersigned and hereby authorizes him to represent and to vote as designated below all shares of common stock, Series A preferred stock and Series M preferred stock of Universal Insurance Holdings, Inc. (“Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 6, 2013 at 9:00 a.m. at the Omni Hilton Head Oceanfront Resort, 23 Ocean Lane, Hilton Head, South Carolina 29928, and at any adjournment thereof. Holders of common stock, Series A preferred stock and Series M preferred stock are entitled to one vote per share.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all director nominees set forth in Proposal 1 and FOR all matters set forth in Proposals 2, 3 and 4.

Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side